UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FBR & CO.

(Name of Registrant as Specified in Its Charter)

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FBR & CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

FBR & Co., a Virginia corporation, will hold its annual meeting of shareholders at the Le Meridien Hotel, 1121 Nineteenth Street North, Arlington, Virginia, on Wednesday, June 5, 2013, at 9:00 a.m., for the following purposes:

1.	To elect seven directors for a term of one year each;

2.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

3.	To approve an amendment to our 2006 Long-Term Incentive Plan to expand the performance criteria under which “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be granted.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

Only holders of shares of our company’s common stock outstanding at the close of business on the record date, April 8, 2013, are entitled to notice of, and to vote at, the annual meeting of shareholders.

A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for the ten day period prior to the annual meeting at our company’s principal executive office, which is located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted. You may authorize your proxy over the Internet or by telephone as described on the proxy card attached to the accompanying proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card attached to the accompanying proxy statement how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person. If you hold your shares in “street name” (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

By Order of the Board of Directors,

Gavin A. Beske
Senior Vice President and General Counsel

Arlington, Virginia

April 29, 2013

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2013

This notice, our 2013 proxy statement attached to this notice and our 2012 annual report to shareholders are available free of charge on our website at www.fbr.com under “Investor Relations.”

FBR & CO.

1001 Nineteenth Street North

Arlington, Virginia 22209

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Solicitation of Proxies

The Board of Directors (“Board” or “Board of Directors”) of FBR & Co. (“we,” “us,” “our,” “our company” or “FBR”) is soliciting your proxy in connection with the 2013 annual meeting of shareholders to be held at the Le Meridien Hotel, 1121 Nineteenth Street North, Arlington, Virginia, on June 5, 2013, at 9:00 a.m. At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement. The mailing address of our principal executive office is 1001 Nineteenth Street North, Arlington, Virginia 22209. Our proxy materials, including this proxy statement and the accompanying proxy card, together with the Notice of Annual Meeting of Shareholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are first being mailed to shareholders on or about May 1, 2013.

The solicitation of proxies is being made primarily by the use of standard mail. We will pay the cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary solicitations, which may be made by standard mail, e-mail, telephone or personally by our directors, officers or employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting your proxy. We will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending our proxy materials and voting instruction forms to street name holders to obtain their voting instructions.

Who Can Vote

You are entitled to vote your FBR common stock if our records show that you held your shares at the close of business on the record date, April 8, 2013. At the close of business on that date, a total of 11,941,375 shares of FBR common stock were outstanding and entitled to vote. Each share of FBR common stock is entitled to one vote. Cumulative voting is not permitted.

How to Vote

You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this proxy statement. Alternatively, you may authorize your proxy and instruct the proxies named in the proxy card how to vote by signing and returning the proxy card in the envelope provided. Once you authorize your proxy, you may revoke your proxy by executing and delivering to us a later dated proxy card, by subsequently authorizing your proxy over the Internet or by telephone, by sending a written revocation of your proxy to our Corporate Secretary at our principal executive office or by attending the annual meeting and voting in person.

If you hold your shares in street name (i.e., through a bank, broker or other nominee), you will receive from your nominee instructions that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions. If you hold your shares in street name, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

Matters to be Presented

At the annual meeting, shareholders will consider and vote on:

1.	To elect seven directors for a term of one year each;

2.	To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

3.	To approve an amendment to our 2006 Long-Term Incentive Plan, as amended and restated (“2006 LTIP”) to expand the performance criteria under which “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be granted.

4.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

We are not now aware of any other matters to be presented at the annual meeting. If any other matters are properly presented at the annual meeting, the proxies will vote your shares, if authorized, in accordance with the recommendation of our Board of Directors or use their own judgment to determine how to vote your shares.

Attending the Annual Meeting in Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to us as proof of ownership of your shares as of the close of business on the record date. If you hold your shares in street name and wish to vote in person at the annual meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the annual meeting.

Quorum Requirement

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If (1) you have authorized your proxy over the Internet or by telephone or by signing and returning the proxy card and you have not revoked your proxy or (2) you attend the annual meeting and vote in person, your shares will be counted for the purpose of determining whether there is a quorum. Abstentions and shares of record held by brokers, banks or nominees that are voted on any matter will be included in determining whether a quorum is present.

Vote Required for Each Matter to be Presented at the Annual Meeting

Proposal 1

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and shares held in street name that are not voted on this proposal (i.e., broker non-votes) will not have an impact on the outcome of the vote on the election of directors.

Proposal 2

The advisory vote on executive compensation is not binding on our company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our named executive officers. If a quorum is present at the annual meeting, the advisory vote on executive compensation will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on this proposal.

Proposal 3

If a quorum is present at the annual meeting, the amendment to the 2006 LTIP will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Proposal 4

If a quorum is present at the annual meeting, the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions will not have an impact on the outcome of the vote on this proposal.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each nominee for director, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, “FOR” the approval of the amendment to the 2006 LTIP, and “FOR” the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Shareholders should specify their choice for each matter on the enclosed proxy card. All proxies that are signed and returned without specific instructions given will be voted “FOR” the election of all nominees for director, “FOR” the approval of the non-binding advisory vote on the compensation of our named executive officers, “FOR” the approval of the amendment to the 2006 LTIP, and “FOR” the ratification of the appointment of PwC.

How Votes Are Counted

As noted above, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. A quorum is required to conduct the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you withhold your vote in the election of directors or abstain from voting on some or all matters introduced at the meeting. Shares held in street name that are voted on routine proposals by brokers, banks or nominees will be counted in determining whether a quorum is present. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may either vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees for election to the Board of Directors, and you may vote for, against, or abstain from the approval of the non-binding advisory vote on the compensation of our named executive officers, the amendment to the 2006 LTIP and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our Board of Directors. See “Board Recommendation” above.

Voting By Street Name Holders

If your shares are held in street name by a broker, bank or other nominee, follow the voting instructions you receive from your nominee. If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting. If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•

Routine proposals.    Although our shares trade on the NASDAQ, the New York Stock Exchange (the “NYSE”) affects us because most of the shares held in street name are held with NYSE member-brokers. Generally, under the rules of the NYSE, brokers, banks or other nominees have discretionary power to vote indirectly held shares on routine proposals if they have not received the beneficial owner’s voting instructions. The ratification of the appointment of the independent registered public accounting firm is a routine proposal. Therefore, brokers, banks and other nominees that do not receive instructions from street name holders may vote on this proposal in their discretion.

•

Non-routine proposals.    Under the NYSE rule described above, a broker non-vote results when the beneficial owner fails to give voting instructions on a non-routine proposal to its bank, broker or other nominee. When a proposal is not a “routine” matter and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the bank, broker or other nominee cannot vote the shares on that proposal. It is important therefore that you provide instructions to your bank, broker or other nominee with respect to your vote on these non-routine matters. The election of directors, the approval of the non-binding advisory vote on the compensation of our named executive officers and the amendments to the 2006 LTIP are non-routine proposals.

Revoking Your Proxy

If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your common stock at the meeting, deliver a later dated proxy by Internet, telephone or mail or attend the meeting and vote your shares in person. Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2012

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including our consolidated financial statements and the notes thereto, is enclosed with this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is also available online on our website at www.fbr.com under “Investor Relations.” For additional printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, please contact our Investor Relations department in writing at the following address: Investor Relations, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209. Shareholders may also contact our Investor Relations department by telephone at (703) 312-9678 or by e-mail at fbcmir@fbr.com.

Electronic Delivery of Proxy Materials

You may access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 on our website at www.fbr.com under “Investor Relations.” If you would like to reduce our costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy statements, proxy cards and Annual Reports on Form 10-K (“proxy materials”) electronically via e-mail or the Internet rather than in printed form. If you hold shares of our common stock in your own name as a holder of record, you may sign up for electronic delivery of future proxy materials by contacting American Stock Transfer & Trust Company and following its procedure. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Corporate Secretary at the following address: Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209. If your shares are held in street name and you wish to register for electronic delivery of future proxy materials, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact the Corporate Secretary at the address provided above or your broker, bank or other nominee in accordance with their procedures.

Householding

The rules of the Securities and Exchange Commission (“SEC”) permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of such proxy materials addressed to those shareholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Shareholders who hold shares in street name may contact their intermediaries to request information about householding.

Once you have received notice from your intermediary, or us, that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each shareholder at your household, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your intermediary if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Corporate Secretary at the following address: Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Arlington, Virginia 22209.

Shareholder Proposals and Nominations for the 2014 Annual Meeting

Shareholders may submit proposals for inclusion in our proxy statement for our 2014 annual meeting, nominate individuals for election at our 2014 annual meeting of shareholders and propose other business for consideration by our shareholders at our 2014 annual meeting of shareholders. The following describes certain procedures and deadlines applicable to these shareholder proposals:

•

Shareholder Proposals for Inclusion in 2014 Proxy Statement.    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals that shareholders seek to have included in the proxy statement for our 2014 annual meeting of shareholders must be received by our Corporate Secretary no later than December 30, 2013.

•

Other Shareholder Proposals and Nominations.    Our Amended and Restated Bylaws, which are available on our website as discussed below, govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which matters are not otherwise included in our proxy statement for that meeting. Under our Amended and Restated Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to our Corporate Secretary no later than the close of business on March 7, 2014, and no earlier than February 5, 2014. The notice must contain the information required by our Amended and Restated Bylaws.

The advance notice provisions of our Amended and Restated Bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder in connection with the 2014 annual meeting will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of our Amended and Restated Bylaws, subject to applicable rules of the SEC. Copies of our Amended and Restated Bylaws are available on our website at www.fbr.com under “Corporate Governance” or may be obtained from the Corporate Secretary at the address referred to above under “Electronic Delivery of Proxy Materials” above.

Recent Reverse Stock Split

On June 5, 2012, at the 2012 annual meeting of shareholders, our shareholders approved an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a reverse stock split ratio of 1-for-4, 1-for-8, or some ratio between those two ratios.

On February 5, 2013, the Board unanimously adopted resolutions approving an amendment to our Amended and Restated Articles of Incorporation (the “Articles of Amendment”) to effect a 1-for-4 reverse stock split (the “Reverse Stock Split”). Pursuant to the Articles of Amendment, which were effective at 9:00 a.m., Eastern Time, on February 28, 2013 (the “Effective Time”), every four shares of our common stock issued and outstanding immediately prior to the Effective Time, were automatically, and without any action on the part of the holder thereof, combined into one validly issued, fully paid and nonassessable share of common stock. Shareholders became entitled to receive cash in lieu of fractional shares produced by the Reverse Stock Split.

Pursuant to the aforementioned shareholder approval and Board approval, we filed the Articles of Amendment with the Clerk of the State Corporation Commission of the Commonwealth of Virginia on February 5, 2013.

As reflected in this Proxy Statement, the principal effects of the Reverse Stock Split were to:

•	Reduce the number of shares of common stock (including restricted shares) issued and outstanding by a factor of four;

•

Increase the per share exercise price by a factor of four for all outstanding options, if applicable, and decrease the number of shares issuable upon exercise or settlement, as applicable, by a factor of four for all outstanding options, restricted stock units or other exercisable equity instruments issued under our existing equity compensation plans; and

•	Proportionately reduce the number of shares authorized and reserved for issuance under the 2006 LTIP.

All shares (and share prices) in this Proxy Statement have been revised to reflect the Reverse Stock Split.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Mr. Ralph S. Michael, III, who has served as a member of our Board of Directors since June 2009, is not standing for re-election but will serve until the end of his current term, which expires at the 2013 annual meeting of shareholders. Seven directors will be elected to our Board of Directors at the annual meeting. On April 23, 2013 our Board amended and restated the company’s bylaws, decreasing the number of directors from nine to seven, which becomes effective upon completion of the 2013 annual meeting. Richard J. Hendrix, our President and Chief Executive Officer, was elected as the Chairman of our Board of Directors at the first meeting of the Board following our 2012 annual meeting of shareholders. We believe that the existing strong role of our independent Lead Director, which we established in 2008 as part of our Corporate Governance Guidelines, makes the election of Mr. Hendrix as the Chairman of our Board of Directors appropriate and represents the best board leadership structure for our company at this time. For a more complete discussion, see “Our Board of Directors, its Committees and Corporate Governance — Board Leadership Structure and Role in Risk Oversight.”

The Board of Directors stands for election at each general meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. If elected, these directors will serve for a one-year term expiring at the 2014 annual meeting of shareholders. The Nominating and Corporate Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of the nominees listed below under the heading “— Nominees for Election as Directors.” All of the nominees are currently serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected.

Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board of Directors to propose a substitute nominee for any of the nominees named below, and you have authorized the proxies to vote your shares for the election of the nominees named below, the proxies will vote your shares for that substitute nominee. Proxies cannot be voted at the annual meeting for more than these seven nominees, except as described above.

Unless you direct otherwise in the proxy card, the persons named as proxies in the proxy card will vote your proxy for the election of each of the nominees listed below.

Nominees for Election as Directors

REENA AGGARWAL, 55, is a member of our Board of Directors, a position she has held since March 2011. Since 2009, Dr. Aggarwal has been the Robert E. McDonough Professor of Business Administration and since 2000, Professor of Finance at Georgetown University’s McDonough School of Business. She has held various positions at Georgetown University’s McDonough School of Business including, Deputy Dean in 2006 to 2008, and Interim Dean in 2004 to 2005. She was a FINRA Academic Fellow in 2007 and 2008, a visiting Professor of Finance at Massachusetts Institute of Technology’s Sloan School of Management in 2005 and 2006, a Visiting Research Scholar at the International Monetary Fund during 2003 and 2004, an Academic Fellow at the SEC from 1997 through 1999, and Fulbright Scholar to Brazil in 1990 and 1991. She is the Director of the Center for Financial Markets and Policy at Georgetown University. From 2006 through March 2011, Ms. Aggarwal served as a Trustee of FBR Funds. She has served as a Trustee of IndexIQ since 2008. Dr. Aggarwal has a Master of Management Studies from B.I.T.S. in Pilani, India and a Ph.D. in Finance from the University of Maryland.

Based on Dr. Aggarwal’s expertise on matters relating to public offerings, institutional investors, stock markets, corporate governance and securities market regulations, the Board has determined that Dr. Aggarwal is qualified to serve as a director. In addition, the Board has determined that Dr. Aggarwal’s experience with accounting principles, financial reporting and evaluation of financial results qualifies her as an “audit committee financial expert” for purposes of membership on our Audit Committee.

RICHARD J. HENDRIX, age 47, is our President, a position he has held since our formation in June 2006, and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset Investment Corp. (“Arlington Asset”), our previous parent company. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR. Prior to joining FBR in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ (“PNC”) investment banking group. Mr. Hendrix previously also headed PNC’s asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

Based on Mr. Hendrix’s experience in the financial services industry, prior experience in a number of positions within our company, including as our President and Chief Executive Officer, the Board has determined that Mr. Hendrix is qualified to serve as a director.

THOMAS J. HYNES, JR., age 73, is a member of our Board of Directors, a position he has held since January 2007. Mr. Hynes is Co-Chairman and Chief Executive Officer of Colliers International-Boston, a commercial real estate services firm. Mr. Hynes has been employed by Colliers International-Boston and its predecessor companies since 1965, during which time he has held various offices including being appointed President in 1988 and Chairman in 2007. Mr. Hynes also serves as Chairman of the Board of Trustees of Emmanuel College, a board member and member of the Executive Committee of A Better City, a non-profit membership organization supporting infrastructure investments in the Boston area, director of the Massachusetts Business Roundtable, a non-profit, non-partisan, statewide public affairs organization that represents Massachusetts’ leading industry and business enterprises, where he served as Chairman from 2004 to 2006, member of the Board of Trustees of Nativity Preparatory School, an accredited, tuition-free, Jesuit middle school serving boys of all faiths from low-income families residing in Boston and as a director of the John F. Kennedy Library Foundation. From October 1996 to January 2006, Mr. Hynes served as a director of Prentiss Properties Trust, a publicly-traded real estate investment trust (“REIT”) that was acquired by Brandywine Realty Trust in January 2006.

Based on Mr. Hynes’ experience in senior capacity roles in the real estate services industry and as a director of another public company, and his leadership position as Co-Chairman and Chief Executive Officer of Colliers International-Boston and senior executive officer with other organizations, the Board has determined that Mr. Hynes is qualified to serve as a director.

ADAM J. KLEIN, age 35, is a member of our Board of Directors, a position he has held since February 2010. Mr. Klein is a Principal of Crestview Advisors, L.L.C. (“Crestview”), a private equity firm, a position he has held since 2007 and in which he has been involved with monitoring Crestview’s interests in our company. Mr. Klein attended Harvard Business School from 2005 to 2007. Prior to attending Harvard Business School, Mr. Klein worked as an investment professional at Centennial Ventures, a venture capital firm, from 2003 to 2005, where he was involved in Centennial Venture’s investments in early—to mid-stage companies across multiple industries. Before Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Advisers from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein is a director of SES Holdings, LLC, the parent of Select Energy Services, an oil field services company, Silver Creek Oil & Gas, LLC, an oil and natural gas exploration and production company, and Synergy Energy Holdings, LLC, the parent of Bell Supply Company, an oilfield retail and distribution company. In 2013, Mr. Klein joined the board of Books for Kids, a child literacy organization. Mr. Klein received a Bachelor of Arts in Economics from Harvard College, cum laude, and a Master of Business Administration from Harvard Business School.

Based on Mr. Klein’s experience in the investment banking and financial services industries, including his role at Crestview, the Board has determined that Mr. Klein is qualified to serve as a director.

RICHARD A. KRAEMER, age 69, is a member of our Board of Directors, a position he has held since January 2007. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage REIT, from 2001 through December 2006. Mr. Kraemer also served as a trustee of American Financial Realty Trust, a publicly-traded REIT, from 2002 through March 2008. He also serves as a director of Urban Financial Group, Inc., a bank holding company, a position he has held since 2001. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank.

Based on Mr. Kraemer’s experience in the accounting, banking, and financial services industries, and his leadership position as a senior executive in multiple public companies, the Board has determined that Mr. Kraemer is qualified to serve as a director. In addition, the Board has determined that Mr. Kraemer’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

THOMAS S. MURPHY, JR., age 53, is a member of our Board of Directors, a position he has held since the completion of our private offering in July 2006. Mr. Murphy is a Managing Director of Crestview, which he co-founded in 2004. Mr. Murphy retired from Goldman, Sachs & Co., an investment bank, in 2003 where he was a Partner and Managing Director. In addition to his charitable efforts, Mr. Murphy sits on the Board of Directors of Key Safety Systems, Inc. and Symbion, Inc.

Based on Mr. Murphy’s experience in the investment banking and financial services industries, and his previous leadership position as a Partner and Managing Director at Goldman, Sachs & Co. and his current leadership position as a Managing Director at Crestview, the Board has determined that Mr. Murphy is qualified to serve as a director.

ARTHUR J. REIMERS, age 58, is a member of our Board of Directors, a position he has held since January 2007. Since July 2008, Mr. Reimers has been the Board’s Lead Director. From 2001 to present, Mr. Reimers has acted as an independent investor and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his retirement in 2001. From 1991 through 1996 Mr. Reimers served as co-head of Goldman, Sachs & Co.’s Investment Banking Advisory Business in Europe. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves as Chairman of the Board of Directors of Rotech Healthcare, Inc., a publicly-traded healthcare company, a position he has held since March 2002. In September 2011, Mr. Reimers joined the Board of Directors of Cumulus Media, Inc., a publicly-traded media company. In addition to these public companies, Mr. Reimers is an investor and Board Member of a number of private companies. Mr. Reimers serves on the board of The Connecticut Coalition for Achievement Now, an education reform advocacy organization. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers has a Bachelor of Science from Miami University and a Masters of Business Administration with High Distinction from the Harvard Business School.

Based on Mr. Reimers experience in the financial services industry, as a director of multiple publicly traded companies, his leadership position as Chairman of the Board of Directors of Rotech Healthcare, Inc., and as a Partner and Managing Director of Goldman Sachs & Co., the Board has determined that Mr. Reimers is qualified to serve as a director. In addition, the Board has determined that Mr. Reimers’ experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Vote Required

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes withheld and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 1:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR ELECTION

TO OUR BOARD OF DIRECTORS.

PROPOSAL 2 —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that our shareholders approve, by advisory vote, the compensation of our named executive officers, as such compensation is reflected in our “Compensation Discussion and Analysis” beginning on page 44 and our executive compensation tables beginning on page 55. This proposal, commonly referred to as the “Say-on-Pay” vote, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Say-on-Pay vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of any significant vote against the compensation of the named executive officers and determine whether any actions are necessary or advisable to address the concerns expressed by shareholders. At our 2011 annual meeting, approximately 94% of our shareholders voted in favor of holding an annual, non-binding Say-on-Pay vote. In accordance with the recommendation of our company’s shareholders at the 2011 annual meeting, the Board of Directors has determined to seek a shareholder advisory vote on executive compensation annually.

As described in “Compensation Discussion and Analysis — Principles and Objectives of Our Compensation Program,” our executive compensation policies, plans and programs are based on the philosophy that executive and shareholder financial interests should be closely aligned. Accordingly, our executive compensation program is designed to assist us in attracting and retaining key executive officers and to further motivate these officers to promote our growth and continue both our short-term and long-term profitability. Please refer to the disclosures under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosures in this proxy statement for a more detailed description of our executive compensation philosophy and objectives.

In accordance with Rule 14a-21(a) of the Exchange Act, we are asking our shareholders to approve the following advisory resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative compensation disclosure in this proxy statement, is hereby APPROVED.

Rationale for the Resolution

The Board of Directors believes that the policies and practices described in our “Compensation Discussion and Analysis” beginning on page 44 of this proxy statement are effective in achieving our goal of linking compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our company is committed to responsible compensation practices and seeks to balance the need to compensate its executives fairly and competitively based on their performance while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. We believe that the performance factors described in our “Compensation Discussion and Analysis” have resulted in compensation for our named executive officers that reflects our compensation philosophy and framework. We have designed our compensation programs to foster an entrepreneurial results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Supplemental Compensation Table, the Summary Compensation Table and related compensation tables and narrative, appearing on pages 44 through 65 of this proxy statement, which provide detailed information on our company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

This advisory vote, which is non-binding on our Board of Directors and the Compensation Committee, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Although non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the voting results, along with other relevant factors, when evaluating our executive compensation program and when making future decisions regarding compensation of our named executive officers, as appropriate. Abstentions and shares held in street name that are not voted on this proposal (i.e. broker non-votes) will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 2:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY

STATEMENT.

PROPOSAL 3 —

APPROVAL OF AMENDENT TO 2006 LONG TERM INCENTIVE PLAN

Overview of the Proposal

Our Board of Directors has unanimously approved, upon the recommendation of the Compensation Committee, an amendment and restatement of our 2006 LTIP. Shareholder approval is being sought for the amendment, which expands the performance criteria under which “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) may be granted. The proposed amendment and restatement does not involve an increase in the number of shares of our common stock that may be issued under the 2006 LTIP.

Section 162(m) generally limits the deductibility of executive compensation of more than $1,000,000 paid in any fiscal year to certain “covered employees” unless, among other exceptions, such compensation is considered “performance-based” in accordance with Section 162(m). Under Section 162(m) as currently interpreted by the Internal Revenue Service, the group of “covered employees” as of the end of any taxable year consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The 2006 LTIP is intended to meet the requirements of Section 162(m), but 2006 LTIP awards other than options and stock appreciation rights, referred to as “full value awards,” will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all of the requirements of Section 162(m). While the 2006 LTIP as proposed to be amended is designed to allow us to grant awards intended to comply with the performance-based compensation exception of Section 162(m), the Compensation Committee may elect to award non-deductible compensation under the 2006 LTIP.

To give the Compensation Committee greater flexibility in structuring awards that qualify as performance-based compensation under Section 162(m), the proposed amendment would expand performance criteria that would be available to the Compensation Committee. The expanded list of performance criteria would include: revenue; product revenue; return on revenue; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); net earnings; shareholders’ equity or return on shareholders’ equity; assets, tangible assets; return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital or return on employed capital); book value; tangible book value; combined net worth, debt to equity ratio; debt to capitalization ratio; economic value added models or equivalent metrics; operating income (before or after taxes); pre—or after-tax income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow (before or after dividends), free cash flow, operating cash flow, or cash flow return on investment; return on equity; stock price, stock price performance or total shareholder return; market share; debt reduction; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or regulatory achievements. The foregoing criteria may be applicable to our company as a whole, one or more of our subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Compensation Committee may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the award are satisfied.

The amendment also clarifies that performance-based goals may be achieved by the attainment of specified levels of one or any combination of performance criteria, and the levels may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, or as a growth rate or change from preceding periods. In addition, the Compensation Committee may provide that in measuring the achievement of the performance objectives, an award may include or exclude items such as realized investment gains and losses, restructurings, discontinued operations, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items, events not within the reasonable control of the company’s management, or changes in accounting standards required by generally accepted accounting principles.

Our Board of Directors recommends that that shareholders vote FOR this proposal in order to enable us to expand the performance criteria under which we can make compensation awards that qualify as performance-based for Section 162(m) purposes. If our shareholders do not approve the material terms of the 2006 LTIP as proposed to be amended and restated, the 2006 LTIP will continue in effect in the form in which it currently exists.

Description of the 2006 LTIP

A copy of the 2006 LTIP as proposed to be amended and restated is attached as Appendix A, marked to show changes from the current version of the 2006 LTIP. The following information summarizes 2006 LTIP as proposed to be amended and restated and is qualified in its entirety by reference to Appendix A.

Administration and Eligibility

Administration. The 2006 LTIP is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may delegate its authority under the 2006 LTIP to one or more officers, but it may not delegate its authority with respect to awards to officers and directors of our company. As used in this summary, the term “administrator” means the Compensation Committee of our Board of Directors and its delegate.

The administrator has the authority to select individuals to whom awards are granted, to determine the types of awards and the number of shares covered, to set the terms, conditions, and provisions of such awards and to cancel or suspend such awards. The administrator is authorized to interpret the 2006 LTIP and to establish, amend, and rescind any rules and regulations relating to the 2006 LTIP, and to make all other determinations which may be necessary or advisable for the administration of the 2006 LTIP.

The administrator may grant the following types of awards under the 2006 LTIP: options, stock appreciation rights, (“SAR”), restricted stock, performance awards, and/or other stock-based awards. Each of these awards may be granted alone or together with other awards under the 2006 LTIP and/or cash awards outside the 2006 LTIP.

Persons Eligible for Grants. Directors, officers and employees of our company and its affiliates are eligible to participate in the 2006 LTIP. In addition, consultants, advisors and independent contractors who provide bona fide services to our company are also eligible to participate. As of April 15, 2013, there were approximately 272 individuals eligible to participate in the 2006 LTIP.

Shares Subject to the Plan

The 2006 LTIP provides that a maximum of 5,517,496 shares of our common stock may be issued under the 2006 LTIP. As of April 15, 2013, there were 422,497 shares of our common stock available to be awarded under the 2006 LTIP.

The shares deliverable under the 2006 LTIP may consist in whole or in part of treasury shares, authorized but unissued shares, or shares reacquired by our company. If an award expires or is canceled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award, those shares will be available for future grants under the 2006 LTIP. Shares that are delivered to our company, either actually or by attestation, in payment of the exercise price for any option granted under the 2006 LTIP, or any shares that are delivered or withheld to satisfy tax withholding obligations arising from awards under the 2006 LTIP, will also be available for future grant under the 2006 LTIP. In addition, shares which we may reacquire on the open market using cash proceeds from the exercise of options granted under the 2006 LTIP will also be available for future grants under the 2006 LTIP.

We may grant awards in substitution for awards made by a company which we acquire or with which we combine. Such substitute awards shall not reduce the shares authorized for issuance under the 2006 LTIP or authorized for grant to a participant in any calendar year. In the event that a company which we acquire or with which we combine has shares available under a pre-existing plan, these shares may be used for awards under the 2006 LTIP and will not reduce the shares that may otherwise be delivered under the 2006 LTIP, provided that such awards are made only to individuals who were eligible for awards under the pre-existing plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares deliverable under the 2006 LTIP, the administrator must adjust the terms of the 2006 LTIP and outstanding awards, including the number of shares that may be issued in the future, the number and kind of shares and price under all outstanding grants made before the event; provided, however, that the number of shares subject to any award shall always be a whole number. The manner in which such adjustments are made will be determined by the administrator in its discretion.

Stock Options

The administrator may grant incentive stock options and non-qualified stock options under the 2006 LTIP. The 2006 LTIP provides that up to 5,517,496 shares of our common stock may be issued upon the exercise of options. The exercise price of an option granted under the 2006 LTIP will not be less than 100% of the fair market value of the shares underlying the grant on the date of the grant as defined in the 2006 LTIP. Options will be exercisable at the time or times and subject to the terms and conditions determined by the administrator, provided that, except in certain circumstances related to a change in control (as defined in the 2006 LTIP) or related to a participant’s death or disability, an option may not be exercised before the expiration of one year from the date of grant nor more than ten years after the date of grant. A participant exercising an option may pay the exercise price in cash, in previously acquired shares (either actually or by attestation) or by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price of the shares, or by any combination of the foregoing, as the administrator may specify in the applicable award agreement. We may not reprice any option grant, including the cancellation of an existing grant followed by a replacement grant of a lower-priced option or another type of award, without the express approval of shareholders.

The 2006 LTIP contains provisions, which apply unless otherwise determined by the administrator, regarding the vesting and post-termination exercisability of options held by an individual whose employment with our company terminates by reason of death, disability, retirement, for cause or otherwise.

For more information regarding stock options granted under the 2006 LTIP, see “Executive Compensation” and “Compensation Discussion and Analysis.”

Stock Appreciation Rights

The administrator may grant a SAR in conjunction with an option or other award granted under the 2006 LTIP, a “tandem SAR,” or independent of any option, a “freestanding SAR.” A tandem SAR will terminate and will no longer be exercisable upon the termination or exercise of the related option. Such tandem SAR may be exercised by a participant at the time or times and to the extent the related option is exercisable by surrendering the applicable portion of the related option in accordance with procedures established by the administrator. Upon exercise, a tandem SAR will permit the participant to receive cash, shares, or a combination thereof, as determined by the administrator. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the grant price of the SAR on the date of grant (provided that such amount shall not be less than the fair market value of the share on the date of grant), multiplied by the number of shares with respect to which the tandem SAR is exercised.

A freestanding SAR may not have a term greater than ten years. The exercise price shall not be less than the fair market value of the share on the date of grant and may not be reset without shareholder approval. The administrator may determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares, or a combination thereof, as determined by the administrator. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the freestanding SAR is exercised.

The 2006 LTIP contains provisions, which apply unless otherwise determined by the administrator, regarding the vesting and post-termination exercisability of SARs held by an individual whose employment with our company terminates by reason of death, disability, retirement, for cause or otherwise.

Restricted Stock

The administrator may also award restricted stock under the 2006 LTIP. The award agreement will set forth a specified period of time during which an award of restricted stock will remain subject to forfeiture or restrictions on transfer, or “restriction period.” Except for certain limited situations, including death, disability and change in control, the restriction period shall not be less than three years if the forfeiture and transfer restrictions are based solely on continued employment. During the restriction period, the participant will generally have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends, unless the administrator shall determine otherwise. Except as determined otherwise by the administrator, restricted stock will be forfeited by the participant and reacquired by our company upon termination of employment or services for cause during the restriction period.

Performance Awards

The administrator may also grant performance awards, which may be granted either alone or in addition to other awards granted under the 2006 LTIP. Performance awards may be restricted stock, performance stock and/or other stock-based awards or cash-based awards. Performance awards may be granted subject to the attainment of performance goals and the continued service of the participant for a specified time period, or the “performance period.” At the conclusion of the performance period, which may not be shorter than 12 months nor longer than five years, the administrator will evaluate the degree to which any applicable performance goals have been achieved and the performance awards earned and shall cause to be delivered the amount earned in either cash, shares, other property, or any combination thereof, in the sole discretion of the administrator, at the time of payment.

The administrator shall specify the performance goals to which any performance award shall be subject. A set forth above, the expanded performance criteria that would be available to the administrator in structuring awards that qualify as performance-based compensation under Section 162(m) includes: revenue; product revenue; return on revenue; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); net earnings; shareholders’ equity or return on shareholders’ equity; assets, tangible assets; return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital or return on employed capital); book value; tangible book value; combined net worth, debt to equity ratio; debt to capitalization ratio; economic value added models or equivalent metrics; operating income (before or after taxes); pre -or after-tax income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow (before or after dividends), free cash flow, operating cash flow, or cash flow return on investment; return on equity; stock price, stock price performance or total shareholder return; market share; debt reduction; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or regulatory achievements. The foregoing criteria may be applicable to our company as a whole, one or more of our subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the administrator may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the award are satisfied.

Performance-based goals may be achieved by the attainment of specified levels of one or any combination of performance criteria, and the levels may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, or as a growth rate or change from preceding periods. In addition, the administrator may provide that in measuring the achievement of the performance objectives, an award may include or exclude items such as realized investment gains and losses, restructurings, discontinued operations, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items, events not within the reasonable control of our company’s management, or changes in accounting standards required by generally accepted accounting principles.

Such performance goals shall be set by the administrator within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) to preserve tax-deductibility of compensation to covered executives.

Other Stock-Based Awards

The administrator may also grant other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or securities convertible into shares either alone or in addition to other awards granted under the 2006 LTIP. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the 2006 LTIP. Except for certain limited situations, such as death, disability or change in control, other stock-based awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the administrator for a period of no less than three years, provided that pro rata vesting will be permitted during such period. Such minimum vesting requirements shall not be applicable to any substitute awards, grants of other stock-based awards in payment of performance awards, or grants of other stock-based awards on a deferred basis; such other stock-based awards may be immediately vested, immediately transferable, or both, as of the date of grant.

Individual Award Limits

The 2006 LTIP includes individual grant limits. The grant limits provide that no participant may be granted options or SARs covering more than 250,000 shares in any calendar year. Furthermore, for awards that are intended to satisfy the performance based compensation exception under Section 162(m), no participant may be granted restricted stock, performance awards and/or other stock-based awards denominated in shares covering more than 187,500 shares in any calendar year and the maximum payment under any performance award or other stock-based award valued with reference to property other than shares in any calendar year is $25 million. Awards that qualify as performance-based compensation are not subject to the $1,000,000 limitation on the deduction of compensation paid to our named executive officers that otherwise apply under Section 162(m). These share limits are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares.

Change in Control

The 2006 LTIP provides that in the event of a change in control, unless otherwise determined by the administrator: each unvested option and SAR shall become fully exercisable and vested to the full extent of the original grant; restricted stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; all performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the performance period that has been completed as of the date of the change in control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed; and the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards shall lapse, and such awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding any other provision of the 2006 LTIP, in the event of a change in control, the administrator may, in its discretion, provide that each option or SAR shall be cancelled in exchange for a payment in an amount equal to the excess of the fair market value of the share (as defined in the plan) immediately prior to the change in control over the exercise price per share of such option and/or SAR.

Notwithstanding the foregoing, in the event of a change in control where the successor company assumes or provides a substitute award of equal value for an option, SAR, restricted share or other stock-based award, the accelerated vesting, cancellation and exchange of shares as described above shall not occur. Furthermore, in the event of an involuntary termination without cause or a voluntary termination for good reason of a participant’s employment with the successor company within 24 months of the change in control, each assumed or replacement award held by the participant at the time of such termination shall vest in full.

Amendments and Termination

Our Board of Directors may at any time amend, alter, suspend or discontinue the 2006 LTIP as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ; provided, however, that such action will not be taken without the participant’s consent, if such action would impair the rights of a participant under any outstanding award. Furthermore, no amendment may be made without the approval of our shareholders if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary, our Board of Directors may amend the 2006 LTIP in such manner as may be necessary so as to have the 2006 LTIP conform to local rules and regulations in any jurisdiction within or outside the United States.

Term

The term of the 2006 LTIP ends on April 20, 2019, unless the 2006 LTIP is sooner terminated by our Board of Directors.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the 2006 LTIP. The following is a brief summary of the federal income tax rules that apply to the 2006 LTIP, based upon the provisions of the Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the 2006 LTIP and the state, local and foreign tax consequences may be substantially different.

No income is recognized by a participant at the time an option or SAR is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option (although the exercise of the option may have alternative minimum tax consequences for the participant). Income is recognized by a participant upon the disposition of shares acquired under an incentive stock option. The exercise of other options or a SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of restricted stock or another stock-based award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes ordinary income equal to the fair market value of the shares, less any amount that the participant paid for the shares.

No income is recognized upon the grant of a performance award. When the performance award is settled the participant recognizes ordinary income equal to the amount paid in settlement or the value of any shares issued in settlement of the performance award. The employer (either our company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option, the exercise of a SAR, the vesting of a restricted stock award or other stock-based award and the settlement of a performance share award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may be entitled to claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

New Plan Benefits

The 2006 LTIP does not provide set benefits or amounts, and no grants or awards have been made under the 2006 LTIP by the Board of Directors or Compensation Committee that are subject to shareholder approval. The amendment to the 2006 LTIP does not alter any formula or other objective criteria to be applied to determine benefits under the 2006 LTIP. It is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in fiscal 2012 had the amendment to the 2006 LTIP then been in effect.

Equity Compensation Plans

For information, as of December 31, 2012, with respect to compensation plans under which equity securities were authorized for issuance, including the 2006 LTIP, see “Equity Compensation Plan Information “ on page 35 of this proxy statement.

Vote Required

If a quorum is present at the annual meeting, the amendment to the 2006 LTIP to amend and restate the plan to expand the performance criteria under which “performance-based compensation” under Section 162(m) may be granted will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 3:

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE

AMENDMENT AND RESTATEMENT OF THE 2006 LTIP TO EXPAND THE PERFORMANCE CRITERIA UNDER WHICH “PERFORMANCE-BASED COMPENSATION” UNDER SECTION 162(M) MAY BE GRANTED

PROPOSAL 4 —

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC as our independent registered public accounting firm to audit our company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2013. A resolution will be presented at the annual meeting to ratify the Audit Committee’s appointment of PwC. If shareholders do not ratify the appointment of PwC at the annual meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

Vote Required

If a quorum is present at the annual meeting, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions will not have an impact on the outcome of the vote on this proposal.

Recommendation Regarding Proposal 4:

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Audit and Other Fees Paid to PwC in 2012 and 2011

Aggregate fees for professional services rendered to us and our subsidiaries by PwC for the years ended December 31, 2012 and 2011, were as follows (dollars in thousands):

	Year Ended December 31,
Fee Type	2012	2011
Audit Fees	$878	$847
Audit-Related Fees	25	25
Tax Fees	—	—
All Other Fees	4	4

Total	$907	$876

Audit Fees

Audit Fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our consolidated financial statements, the audit of the financial statements of our subsidiaries, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and other services that are provided by PwC in connection with the statutory and regulatory filings that we and our subsidiaries are required to make, issuances of consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees represent the aggregate fees billed for professional services rendered by PwC for the audit of our employee benefit plan.

All Other Fees

All Other Fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the table above. In 2012 and in 2011, the amount relates to fees paid to PwC in connection with a license for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all of the services provided by PwC to our company and its subsidiaries during the fiscal year ended December 31, 2012.

OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Voting Agreement

We entered into a voting agreement with Arlington Asset, FBR TRS Holdings Inc. and certain affiliates of Crestview in connection with our 2006 private offering (the “Voting Agreement”). The Voting Agreement was amended and restated effective May 20, 2009 (the “Amended and Restated Voting Agreement”). As of October 28, 2009, Arlington Asset sold all of the shares of our common stock beneficially owned by it. As a result, the terms of the Amended and Restated Voting Agreement with regard to Arlington Asset were terminated and are no longer in effect. The material terms of the Amended and Restated Voting Agreement as they relate to Crestview are summarized as follows:

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Board Composition.     Crestview has agreed to vote, or cause its affiliates to vote, any shares of our common stock held by it or them so that our Board of Directors would include two directors designated by Crestview and four independent directors designated by the Board who shall be reasonably acceptable to Crestview. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

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Removal and Replacement of Directors.     Crestview has the right to designate any of its designees for removal from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement. For so long as Crestview has the right to designate one of our directors, if a vacancy is created on our Board of Directors as a result of an independent director’s departure for any reason, any replacement selected by the Board must be reasonably acceptable to Crestview. If the Board and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board and Crestview.

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Continuing Committee Representation.     For so long as Crestview has the right to designate one of our directors, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

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Composition of Subsidiary Boards.     For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Independence of our Board of Directors

Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NASDAQ listing standards, as then in effect, and of such additional guidelines as our Board may have adopted or adopt. These standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are detailed in our Corporate Governance Guidelines, which are available on our website at www.fbr.com under “Corporate Governance.”

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which we make charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following directors have had no material relationship with our company and are independent under the NASDAQ listing standards and our Corporate Governance Guidelines: Reena Aggarwal, Thomas J. Hynes, Jr., Adam J. Klein, Richard A. Kraemer, Thomas S. Murphy, Jr., and Arthur J. Reimers.

In making director independence determinations, the Board of Directors considered the fact that Messrs. Klein and Murphy also are affiliated with Crestview. The Board noted that various agreements and other arrangements existed between us and Crestview which could give rise to conflicts of interest for Messrs. Klein and Murphy. Notwithstanding the existence of these agreements and arrangements and the potential for conflicts of interest, the Board concluded that Messrs. Klein and Murphy satisfied the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board noted that, under our policy and practice, a majority of disinterested directors must approve transactions between us and Crestview in which a conflict of interest may arise. Messrs. Klein and Murphy would not be considered to be disinterested with respect to actions taken by the Board relating to agreements and transactions between us and Crestview.

There were no other transactions, relationships or arrangements not otherwise disclosed herein that were considered by the Board when determining whether each director and nominee for director is independent.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. Our Corporate Governance Guidelines provide that the Board shall have an independent director to serve as lead director. The Board of Directors has appointed Arthur J. Reimers as our Lead Director. Our Lead Director is responsible for presiding over non-committee meetings of the non-management directors and executive sessions of the independent directors. Our Lead Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management and employees of our company.

The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. Eric F. Billings did not stand for reelection at the 2012 Annual Shareholders Meeting and retired as Chairman of the Board effective June 5, 2012. On June 5, 2012, the Board of Directors elected Mr. Hendrix as the new Chairman of the Board at its first meeting following our annual meeting of shareholders. This created a unified leadership structure with Mr. Hendrix executing the strategic direction set by our entire Board. We believe the strength of our independent Lead Director position as set forth in our Corporate Governance Guidelines, as well as the oversight exercised by the independent members of our Board of Directors through the work of the committees of the Board of Directors discussed below, makes this is the best board leadership structure for our company at this time.

Board Role in Risk Oversight.     The Audit Committee, which assists the Board in fulfilling its financial oversight responsibilities, has oversight of our company’s risk management framework. The Audit Committee regularly meets with the Director of Risk Management to review our company’s risk profile, its policies regarding market and credit risk limits and operations, and its risk tolerance levels and capital targets and limits, and regularly meets with the General Counsel to discuss legal and regulatory risk issues. The Chairman of the Audit Committee reports to the Board on a quarterly basis regarding our company’s risk management profile.

Furthermore, the other committees of the Board are responsible for oversight of the risks within their areas of responsibility, and regularly report to the full Board. The Compensation Committee considers the risks associated with overall compensation and how effective our compensation policies are in linking pay to performance and aligning the interests of our executives and shareholders, and the Nominating and Corporate Governance Committee reviews the conflict of interest policies as set forth in our Statement of Business Principles as they concern directors and reviews with management procedures for implementing and monitoring compliance with the conflict of interest policies. Our Board of Directors believes that its majority independent composition and the role that our independent directors perform provide effective corporate governance at the board of directors level. The current leadership model, when combined with the oversight responsibilities of our independent directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Board Meetings and Executive Sessions of Our Independent Directors

The Board of Directors held a total of six meetings during 2012. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board held during such period in which he or she was a director and of the committees on which he or she served during such period.

In accordance with our Corporate Governance Guidelines and the NASDAQ Marketplace Rules, our independent directors (excluding any non-management director who does not qualify as an independent director under our Corporate Governance Guidelines and the NASDAQ Marketplace Rules as then in effect) are required to meet at least annually in executive session. The independent directors led by Mr. Reimers, our Lead Director, met in executive session three times in 2012.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time the Board of Directors may, as permitted by our company’s Amended and Restated Bylaws, establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

Standing committee membership and the number of meetings of each committee during 2012 are described below.

2012 Board Committee Assignments

Name	Audit		Compensation	Nominating and Corporate Governance
Eric F. Billings (retired June 5, 2012)
Reena Aggarwal	X
Richard J. Hendrix
Thomas J. Hynes, Jr.			X	X
Adam J. Klein
Richard A. Kraemer	Chair			X
Ralph S. Michael, III	X	(1)	X
Thomas S. Murphy, Jr.				Chair
Arthur J. Reimers (Lead Director)	X		Chair	X
Number of Meetings in 2012	8		8	2

(1)	Mr. Michael resigned as a member of the Audit Committee effective March 15, 2012.

Audit Committee

The members of the Audit Committee are Mr. Kraemer, serving as Chairman of the committee, Mr. Reimers and Dr. Aggarwal. Mr. Michael served as a member of the Audit Committee until his resignation as a member effective as of March 15, 2012. Mr. Michael resigned because he was serving as a member of the audit committees of three other publicly-traded companies in 2012.

The Audit Committee assists and represents the Board of Directors in discharging the Board’s oversight responsibilities relating to: (1) accounting and financial reporting practices, and internal control systems, of our company and its subsidiaries; (2) the reliability and integrity of our company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) our company’s compliance with legal and regulatory requirements, including our company’s policies and procedures regarding such requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of our company’s internal audit function. The Board has determined that each member of the Audit Committee is and was independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board has determined that Mr. Michael was, and Messrs. Kraemer and Reimers and Dr. Aggarwal are, qualified as “audit committee financial experts,” within the meaning of the SEC regulations, and possess related financial management expertise, within the meaning of the listing standards of the NASDAQ. The Audit Committee met eight times in 2012. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.” For additional information on our Audit Committee, please refer to the “Audit Committee Report” beginning on page 67 of this proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. Reimers, serving as Chairman of the committee, Mr. Hynes and Mr. Michael. The Board has determined that each member of the Compensation Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews and approves our compensation plans, policies and programs and makes recommendations concerning those plans, policies and programs and concerning executive officer compensation. The Compensation Committee also considers and evaluates “Say-on-Pay” resolutions and recommends to the Board of Directors the frequency with which “Say-on-Pay” resolutions should be voted on by the shareholders. The Compensation Committee met eight times in 2012. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.” For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 44 and page 66, respectively, of this proxy statement.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Murphy, serving as Chairman of the committee, Mr. Hynes, Mr. Kraemer and Mr. Reimers. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. Subject to the Amended and Restated Voting Agreement, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders, plays a leadership role in shaping the governance of our company and recommends to the Board corporate governance guidelines for our company, and oversees the evaluation of the Board. The Nominating and Corporate Governance Committee met twice in 2012. Of the seven nominees for election to our Board of Directors, Crestview nominated two — Messrs. Klein and Murphy. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available to shareholders on our website at www.fbr.com under “Corporate Governance.”

Risk Management

We review our compensation practices to determine whether the risks arising from our compensation policies and practices would be reasonably likely to have a material adverse effect on our company. As part of this process, our management risk committee looks at how we allocate capital to each business unit and the internal monitoring and control systems in place for each business unit, and whether, in light of the foregoing, our incentive compensation arrangements with regard to each business unit has any features that might encourage inappropriate or excessive risk-taking that could threaten the value of our company. Our management risk committee has reviewed plan documentation, eligibility criteria, payout formulas and payment history, and how evaluation of business risk affects incentive plan performance measures and compensation decisions. Our management risk committee has discussed the results of this analysis with our Human Resources Group and our Executive Committee, and summarized the results for our Board of Directors.

Based upon these reviews, we have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company.

We are a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

It is the intention that, going forward, the Compensation Committee will continue to evaluate any new incentive arrangements for our named executive officers and will be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Amended and Restated Articles of Incorporation, Articles of Amendment, Amended and Restated Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board of Directors, on our website at www.fbr.com under “Corporate Governance.”

Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Suite 1100, Arlington, Virginia 22209.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Board of Directors has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities. Our Statement of Business Principles is available on our website at www.fbr.com under “Corporate Governance.”

Director Nominations

As noted above and as described in its charter, our Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending director candidates for nomination to serve on our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Corporate Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

A shareholder may nominate a person for election to the Board of Directors in compliance with applicable Virginia law and our Amended and Restated Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the upcoming annual meeting in accordance with this policy. Our Amended and Restated Bylaws require that any such nominations for our 2014 annual meeting of shareholders must be received by us no earlier than February 5, 2014 and no later than March 7, 2014. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Amended and Restated Bylaws. If a shareholder fails to meet the requirements or deadlines described in our policy, such nominations will be considered out of order and will not be acted upon at our 2014 annual meeting of shareholders.

Process for Identifying and Evaluating Director Candidates

The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines, a copy of which is available on our website at www.fbr.com under “Corporate Governance.” The committee may identify potential directors in a number of ways. It may consider recommendations made by current or former directors or members of executive management. Although it has not done so, when appropriate, the Nominating and Corporate Governance Committee may retain search firms to identify candidates. It may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. If a shareholder recommends a candidate for director in good faith, our Nominating and Corporate Governance Committee will consider it. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. The committee, in consultation with the Chief Executive Officer, periodically reviews the criteria for composition of the Board and evaluates potential new candidates for Board membership. The Nominating and Corporate Governance Committee then makes recommendations to the Board. The committee also takes into account criteria applicable to Board committees.

The Nominating and Corporate Governance Committee reviews annually the composition of the Board as a whole and reviews available information about the characteristics of Board members, including their independence, professional experience, education, judgment, integrity, skill, differences of viewpoint and other qualities or attributes that contribute to board heterogeneity, as well as their gender, race and ethnicity and ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. While we do not have a policy regarding diversity, the Nominating and Corporate Governance Committee does consider diversity when evaluating a candidate’s qualifications for the Board. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Corporate Secretary, c/o FBR & Co., 1001 Nineteenth Street North, Suite 1100, Arlington, Virginia 22209. Any such communication must state the number of shares of our company’s common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, the lead director or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at the Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings but encourages director attendance at annual meetings. All seven directors standing for election attended the 2012 annual meeting of shareholders.

Contributions to Charitable Entities

In 2012, we did not make charitable contributions to any charitable organization in which any of our directors served as an executive officer.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. Hynes, Michael and Reimers served on the Compensation Committee. None of these directors served, during the last fiscal year or in any prior year, as one of our officers or employees. None of our executive officers served on the compensation committee or board of directors of any company that employed any member of the Board of Directors (including the Compensation Committee).

Compensation of Non-Employee Directors

As compensation for serving on our Board of Directors, effective June 5, 2012, each director who is not an employee of our company or an employee of any of our affiliates receives a retainer of $120,000 per year, provided that (i) the Lead Director receives a retainer of $170,000 per year and (ii) the Chairman of the Audit Committee receives a retainer of $145,000 per year. Effective June 4, 2010 through June 4, 2012, each director who was not an employee of our company or an employee of any of our affiliates received a retainer of $100,000 per year, the Lead Director received a retainer of $150,000 per year and the Chairman of the Audit Committee received a retainer of $125,000 per year. In each case, the retainer is paid, at the director’s election, in cash and/or equity based compensation granted under our 2006 LTIP, provided that no less than 50% of the retainer is paid in equity. Non-employee directors may, at their choice, receive options, restricted stock and/or restricted stock units (“RSUs”) as their equity based compensation. Each restricted stock share and each RSU generally represents the right to receive the economic equivalent of one share of our common stock.

Executive officers that served as members of our Board of Directors at any time during 2012 (Mr. Hendrix) and affiliates of Crestview designated to serve on our Board of Directors pursuant to the terms of the Amended and Restated Voting Agreement (Messrs. Klein and Murphy) did not receive any compensation in 2012 for their services as members of our Board of Directors. These directors are eligible to participate in our 2006 LTIP. Messrs. Klein and Murphy were not granted any equity-based compensation under our 2006 LTIP in 2012.

The annual compensation period is the year between annual meetings of our shareholders. Options or RSUs are granted annually at the time of the annual meeting. We pay the cash portion of the annual retainer in equal quarterly payments in arrears instead of in a single annual amount in advance.

In 2012, each non-employee director (other than Messrs. Klein, Murphy and Billings) earned (i) the cash portion of their 2011-2012 annual retainer, if any, for the time between January 1, 2012 and the date of our 2012 annual meeting of shareholders and (ii) the cash portion of their 2012-2013 annual retainer, if any, for the time between the date of our 2012 annual meeting of our shareholders and December 31, 2012. Mr. Billings earned the cash portion of his 2011-2012 annual retainer for the time between January 1, 2012 and the date of our 2012 annual meeting of shareholders. On June 5, 2012, each then non-employee director (other than Messrs. Klein and Murphy) was granted equity based compensation with respect to their 2012-2013 annual retainer, as follows: Messrs. Hynes, Kraemer, Michael, and Reimers, and Dr. Aggarwal, each received one-half of their 2012-2013 annual retainer in RSUs and one-half in cash. Accordingly, Mr. Reimers was granted 7,755 RSUs and scheduled to be paid $85,000 in cash. Dr. Aggarwal was granted 5,474 RSUs and scheduled to be paid $60,000 in cash. Mr. Kraemer was granted 6,615 RSUs and scheduled to be paid $72,500 in cash. Messrs. Hynes and Michael were each granted 5,474 RSUs and scheduled to be paid $60,000 in cash. The RSUs granted to Messrs. Hynes, Kraemer and Michael each represent one share of common stock that will vest in full on June 4, 2013 (“vested RSUs”). Vested RSUs convert to shares of our company’s common stock one year from the date the director ceases to be a director. The RSUs granted to Mr. Reimers and Dr. Aggarwal each represent one share of common stock that will vest on June 4, 2013 and immediately convert to shares of our company’s common stock. The number of shares subject to the RSUs granted to Messrs. Hynes, Kraemer, Michael, and Reimers and Dr. Aggarwal was determined using the closing price of our company’s stock on the close of trading on June 4, 2012, the trading day immediately preceding the date of grant.

For information on the valuation of RSUs, please refer to Note 9 in the notes to our consolidated financial statements included in our 2012 Annual Report on Form 10-K.

While we do not pay our non-employee directors per meeting-attendance fees, we reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees and corporate events that directors may be asked to attend.

Non-Employee Director Compensation Table for 2012

The following table contains compensation information for our non-employee directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)		Restricted Stock Unit Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Eric F. Billings(6)	75,000	(4)	—	—	—	75,000
Reena Aggarwal(6)	52,500		60,000	—	—	112,500
Thomas J. Hynes, Jr. (6)	52,500		60,000	—	—	112,500
Adam J. Klein(5)	—		—	—	—	—
Richard A. Kraemer(6)	65,000		72,500	—	—	137,500
Ralph S. Michael, III(6)	52,500		60,000	—	—	112,500
Thomas S. Murphy, Jr.(5)	—		—	—	—	—
Arthur J. Reimers(6)	21,250		85,000	—	—	106,250	(7)

(1)	Includes the cash portion, if any, of each director’s (i) 2011 annual retainer for the time between January 1, 2012 and the 2012 annual meeting of our shareholders and (ii) 2012 annual retainer for the time between the 2012 annual meeting of our shareholders and December 31, 2012.
(2)	Includes the aggregate grant date fair value of the portion of the 2012 annual retainer that each non-employee director elected to receive in RSUs and/or stock options.
(3)	Amounts relating to stock-based awards represent the aggregate grant date fair value of the stock-based award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The discussion of the assumptions used for purposes of the valuation of the stock options and RSUs granted for fiscal year 2012 appears in Note 9 in the notes to our consolidated financial statements included in our 2012 Annual Report on Form 10-K.
(4)	Includes the cash portion, for Mr. Billings 2011 annual retainer for the time between January 1, 2012 and the 2012 annual meeting of our shareholders.
(5)	As part of the terms of the Amended and Restated Voting Agreement with Crestview, Mr. Klein and Mr. Murphy did not receive any compensation in 2012 for their services as members of our Board of Directors.
(6)	The number of RSUs that have been awarded and (are) outstanding under the 2006 LTIP to our non-employee directors includes: Mr. Billings – 53,817 RSUs, Dr. Aggarwal –7,974 RSUs, Mr. Hynes—11,965 RSUs, Mr. Kraemer—14,729 RSUs, Mr. Michael—11,965 RSUs and Mr. Reimers – 7,755 RSUs. The number of options that have been awarded and are outstanding under the 2006 LTIP to our non-employee directors includes: Mr. Billings – 38,281 options, Dr. Aggarwal – 10,504 options, Mr. Hynes – 31,930 options, Mr. Kraemer – 58,353 options, Mr. Michael – 15,230 options and Mr. Reimers – 115,699 options.
(7)	Mr. Reimers elected to receive 100% equity compensation for his 2011-2012 annual retainer, all of which was paid in June 2011. Effective June 5, 2012 Mr. Reimers elected to receive 50% of his annual retainer compensation in cash and therefore received one cash payment in the third quarter of 2012.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the name, age, present title, principal occupation and certain biographical information as of April 8, 2013 for our executive officers. All of our executive officers have been appointed by and serve at the pleasure of our Board of Directors.

RICHARD J. HENDRIX, age 47, was appointed our Chairman, in June 2012. He is our President, a position he has held since our formation in 2006 and Chief Executive Officer, a position he has held since January 1, 2009. He has served as a director of our company since June 2006. From February 2007 through February 2008, Mr. Hendrix served as a Member of the Office of the Chief Executive of Arlington Asset, our previous parent company. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of Arlington Asset. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of Arlington Asset. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR. Prior to joining FBR in 1999, Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies. Mr. Hendrix is a member of the Board of Trustees of Flint Hill School.

BRADLEY J. WRIGHT, age 53, is our Executive Vice President and Chief Financial Officer, a position he has held since March 2008, shortly after joining our company in February 2008, and Chief Administrative Officer, a position he has held since March 2009. Mr. Wright has more than 25 years of experience in financial services and joined our company from The Bear Stearns Companies, Inc. (“Bear Stearns”) where he served as Senior Managing Director and was in charge of finance for Private Client Services. Prior to joining Bear Stearns in 1996, he spent 14 years at PwC in its Capital Markets & Treasury division. Mr. Wright is a Certified Public Accountant and a CFA charter holder.

ADAM J. FISHMAN, age 33, is our Executive Vice President, Head of Sales and Research, a position he has held since June 2012. He was Senior Managing Director and Head of Sales and Research from October 2010 until June 2012. Beginning in May 2007, Mr. Fishman served as Senior Managing Director, Head of Institutional Sales of our company. Prior to that, he was a managing director and the leading producer for FBR’s New York sales team. Prior to joining FBR in March 2004, Mr. Fishman was an Associate Director in the New York office of CIBC World Markets. Mr. Fishman graduated cum laude from Brandeis University with a Bachelor of Arts in Sociology.

ROBERT J. KIERNAN, age 47, is our Senior Vice President, Controller and Chief Accounting Officer, a position he has held since October 2007. Mr. Kiernan joined Arlington Asset in August 2002 as Controller and was its Senior Vice President, Controller and Chief Accounting Officer from April 2003 through September 2008. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young, focusing on clients in the financial services industry.

MICHAEL A. LLOYD, age 45, is our Executive Vice President, Head of Trading, a position he has held since June 2012, having previously served as Senior Managing Director, Group Head of Credit, Convertibles and Options of our company beginning in May 2009. Prior to joining our company in June 2008 as Senior Managing Director, Head of Convertible Securities, Mr. Lloyd served as Senior Managing Director and Global Head of Convertible Trading at Bear Stearns from 2001 to June 2008. Mr. Lloyd has over twenty years of experience in equity and convertibles trading, having held senior positions at Bear Stearns in New York and London, beginning in 1988, after starting his career at Morgan Grenfell in London in 1986.

JAMES C. NEUHAUSER, age 54, is our Executive Vice President and Chief Investment Officer since February 2012. Previously, he was Head of Investment Banking, a position he held since April 2008. Mr. Neuhauser joined FBR Capital Markets & Co. in March 1993 and became Executive Vice President and Co-Head of Investment Banking in February 2007. Prior to joining FBR Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation. Prior to joining Trident Financial Corporation, Mr. Neuhauser worked in commercial banking with the Bank of New England. He is a CFA charter holder and a member of the Society of Financial Analysts. Mr. Neuhauser received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan.

KENNETH P. SLOSSER, age 49, is our Executive Vice President and Head of Investment Banking, a position he has held since March 29, 2012. Prior to becoming the Head of Investment Banking, he was Head of both the Financial Institutions and Insurance Investment Banking Groups, positions he held beginning January 1, 2005. Prior to joining FBR in 1996, Mr. Slosser served as an Assistant Director with the Office of Thrift Supervision from 1986 through 1996 where he had primary oversight responsibility for savings institutions and savings institution holding companies located in California, Arizona and Nevada. Mr. Slosser received a Bachelor of Science degree in economics and political science from Willamette University, Salem, Oregon, in 1986.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management

The following table shows the number of shares of our common stock known by us to be beneficially owned at April 8, 2013, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person. All amounts in the table below reflect the Reverse Stock Split. See “General Information about the Annual Meeting – Recent Reverse Stock Split” above on page 5.

	FBR & Co.
	Common Stock
Name of Beneficial Owners	Shares Beneficially Owned (#)		Percent of Class(1)
Richard J. Hendrix	310,120	(2)	2.6%
Bradley J. Wright	17,575	(3)	*
Adam J. Fishman	67,882	(4)	*
Michael A. Lloyd	59,466	(5)	*
James C. Neuhauser	161,755	(6)	1.35%
Kenneth P. Slosser	57,417	(7)	*
Reena Aggarwal	15,978	(8)(15)	*
Thomas J. Hynes, Jr.	34,430	(9)(15)	*
Adam J. Klein	—	(10)	*
Richard A. Kraemer	63,353	(11)(15)	*
Ralph S. Michael, III	16,480	(12)(15)	*
Thomas S. Murphy, Jr.	—	(13)	*
Arthur J. Reimers	140,120	(14)	1.17%
All executive officers and directors of FBR as a group (14 persons)	949,187	(9)	7.95%

*	Less than 1%.
(1)

Based on 11,941,375 shares of our company’s common stock outstanding as of April 8, 2013. Our shares outstanding on such date include 1,502 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options and currently exercisable, or exercisable within 60 days of April 8, 2013, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person. Shares of our company’s common stock subject to restrictions (RSUs) and vesting within 60 days of April 8, 2013 are deemed outstanding for computing the percentage of the class owned by the person holding such RSUs but are not deemed outstanding for computing the percentage of the class owned by any other person.

(2)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hendrix includes 199,165 shares of our common stock issuable to Mr. Hendrix upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(3)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Wright includes 1,445 RSUs (subject to tax withholding) that are vesting within 60 days of April 8, 2013 and 8,777 shares of our common stock issuable to Mr. Wright upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(4)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Fishman includes 26,261 shares of our common stock issuable to Mr. Fishman upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(5)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Lloyd includes 18,333 shares of our common stock issuable to Mr. Lloyd upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(6)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Neuhauser includes 64,166 shares of our common stock issuable to Mr. Neuhauser upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013 and includes 5,513 shares of our common stock that are owned by his spouse.
(7)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Slosser includes 15,833 shares of our common stock issuable to Mr. Slosser upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(8)	The number of shares of our company’s common stock shown as beneficially owned by Dr. Aggarwal includes 10,504 shares of our common stock issuable to Dr. Aggarwal upon exercise of options that are exercisable within 60 days of April 8, 2013, and includes 5,474 RSUs that are vesting within 60 days of April 8, 2013.
(9)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Hynes includes 31,930 shares of our common stock issuable to Mr. Hynes upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(10)	Mr. Klein is a member of our Board of Directors and a Principal of Crestview Advisors, L.L.C. Crestview Advisors, L.L.C. provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P., which beneficially owns 2,289,610 shares of our common stock. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Klein disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(11)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Kraemer includes 58,353 shares of our common stock issuable to Mr. Kraemer upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(12)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Michael includes 15,230 shares of our common stock issuable to Mr. Michael upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013.
(13)	Mr. Murphy is a member of our Board of Directors and a Principal of Crestview Advisors, L.L.C. Crestview Advisors, L.L.C. provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P., which beneficially owns 2,289,610 shares of our common stock. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Murphy is also a Managing Director of Crestview, L.L.C., the general partner of Crestview Partners GP L.P. Mr. Murphy disclaims beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Security Ownership by Certain Beneficial Owners” below, except to the extent of his pecuniary interest in such shares.
(14)	The number of shares of our company’s common stock shown as beneficially owned by Mr. Reimers includes 115,699 shares of our common stock issuable to Mr. Reimers upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2013, and includes 7,755 RSUs that are vesting within 60 days of April 8, 2013.
(15)	The number of shares of common stock beneficially owned by each of our non-employee directors and director nominees does not include the non-employee director RSUs that have been awarded under the 2006 LTIP, in the following amounts: Dr. Aggarwal –-2,500 RSUs, Mr. Hynes —11,965 RSUs, Mr. Kraemer —14,729 RSUs and Mr. Michael —11,965 RSUs. We describe director compensation in detail in “ — Compensation of Non-Employee Directors.”

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock beneficially owned by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than members of management (who are included in the table above), who is known by us to be the beneficial owner of more than five percent of our voting securities. All amounts in the table below reflect the Reverse Stock Split. See “General Information about the Annual Meeting – Recent Reverse Stock Split” above on page 5.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)
Crestview Partners GP, L.P. 667 Madison Avenue, 10th Floor New York, New York 10021	Common Stock	2,289,610	(2)	19%
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, California 90067	Common Stock	1,055,124	(3)	8.8%
Robeco Investment Management, Inc. One Beacon Street Boston, Massachusetts 02198	Common Stock	979,408	(4)	8.2%
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	Common Stock	787,650	(5)	6.6%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	Common Stock	774,570	(6)	6.5%
BlackRock Inc. 55 East 52nd Street New York, New York 10055	Common Stock	638,215	(7)	5.3%
Royce & Associates, LLC 745 Fifth Ave New York, New York 10151	Common Stock	624,538	(8)	5.2%

(1)	Based on 11,941,375 shares of our company’s common stock outstanding as of April 8, 2013. Our shares outstanding on such date include 1,502 shares issued pursuant to restricted stock award agreements under our 2006 LTIP. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of our company’s common stock subject to options currently exercisable, or exercisable within 60 days of April 8, 2013, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	The number of shares of our company’s common stock shown as beneficially owned by Crestview Partners GP, L.P. includes 2,036,938 shares of common stock held of record by Forest Holdings LLC and 110,971 shares of common stock held of record by Forest Holdings (ERISA) LLC. The number also includes 141,701 shares of common stock issuable upon exercise of currently exercisable options held by Crestview Advisors, L.L.C. Each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P. and Crestview Offshore Holdings (Cayman), L.P. is a member of Forest Holdings LLC and may be deemed to have beneficial ownership of the shares owned directly by Forest Holdings LLC. Crestview Partners (ERISA), L.P. is the member of Forest Holdings (ERISA) LLC and may be deemed to have beneficial ownership of the shares owned directly by Forest Holdings (ERISA) LLC. Crestview Partners GP, L.P. is the general partner of each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Offshore Holdings (Cayman), L.P. and Crestview Partners (ERISA), L.P. (collectively, the “Crestview Funds”). Crestview Advisors, L.L.C. provides investment management and advisory services to the Crestview Funds. Each of the foregoing entities disclaims beneficial ownership except to the extent of its pecuniary interest. Crestview Partners GP, L.P. has voting and investment control over the shares held by Forest Holdings LLC and Forest Holdings (ERISA) LLC. Decisions by Crestview Partners GP, L.P. to vote or dispose of shares require the approval of a majority of the eight members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy and Quentin Chu. None of the foregoing persons has the power individually to vote or dispose of any shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest. The business address of each of the foregoing is c/o Crestview Partners, 667 Madison Avenue, 10th Floor, New York, New York 10065.

(3)	This information is based on a Schedule 13G report filed by NWQ Investment Management Company, LLC (“NWQ”) on February 13, 2013, and adjusted to reflect the Reserve Stock Split. The number of shares of our company’s common stock shown as beneficially owned by NWQ includes 1,055,124 shares over which NWQ has sole voting power and 1,055,124 shares over which NWQ has sole dispositive power.
(4)	This information is based on a Schedule 13G report filed by Robeco Investment Management, Inc. (“Robeco”) on February 7, 2013 and adjusted to reflect the Reverse Stock Split. The number of shares of our company’s stock shown as beneficially owned by Robeco includes 624,900 shares over which Robeco has sole voting power and 979,408 shares over which Robeco has sole dispositive power.
(5)	This information is based on a Schedule 13G report filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2013 and adjusted to reflect the Reserve Stock Split. The number of shares of our company’s common stock shown as beneficially owned by Wellington includes 787,650 shares over which Wellington has shared voting power and 787,650 shares over which Wellington has shared dispositive power.
(6)	This information is based on a Schedule 13G report filed by Invesco Ltd. (“Invesco”) on February 1, 2013 and adjusted to reflect the Reserve Stock Split. The number of shares of our company’s common stock shown as beneficially owned by Invesco includes 774,570 shares over which Invesco Advisers, Inc. has sole voting and sole dispositive power.
(7)	This information is based on a Schedule 13G report filed by BlackRock Inc. (“BlackRock”) on January 30, 2013 and adjusted to reflect the Reserve Stock Split. The number of shares of our company’s common stock shown as beneficially owned by BlackRock includes 638,215 shares over which BlackRock has sole voting power and 638,215 shares over which BlackRock has sole dispositive power.
(8)	This information is based on a Schedule 13G report filed by Royce & Associates, LLC. (“Royce”) on January 9, 2013 and adjusted to reflect the Reserve Stock Split. The number of shares of our company’s common stock shown as beneficially owned by Royce includes 624,538 shares over which Royce has sole voting and sole dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2012, information with respect to compensation plans under which equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Shareholders	1,288,045	(1)	$21.71	959,971
	1,852,750	(2)	N/A
Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	3,140,795		$21.71	959,971

(1)	Represents stock options.
(2)	Represents Restricted Shares and RSUs. Assumes that all applicable performance targets will be met, and as a result, performance-based RSUs will vest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers to file reports of ownership and changes in ownership of our company’s securities with the SEC. Our company has historically filed the Section 16 reports for our officers and most of our directors. To our knowledge, based solely on our review of the reports and amendments to those reports furnished to us, filed by us or written representations from these persons that these reports were not required from those persons, we believe that our directors and executive officers filed all reports required by Section 16(a) for the year ended December 31, 2012, on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with Crestview

Amended and Restated Voting Agreement

In May 2009, we amended and restated the Voting Agreement with certain affiliates of Crestview and entered into the Amended and Restated Voting Agreement. The material terms of the Amended and Restated Voting Agreement are summarized below and is qualified in its entirety by reference to the Amended and Restated Voting Agreement.

Board Composition

Under the Amended and Restated Voting Agreement, Crestview is entitled to designate two directors for election or appointment to the Board of Directors. Four directors shall be independent within the meaning of the rules of the SEC and the NASDAQ Marketplace Rules and shall be designated for election or appointment, as applicable, by the Board of Directors (acting by majority vote), and shall be reasonably acceptable to Crestview. One director shall be designated for election or appointment, as applicable, by the Board (acting by majority vote), which director shall be the Chief Executive Officer of our company. Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors if Crestview sells or otherwise transfers two-thirds or more of the shares it purchased in our 2006 private offering. If Crestview ceases to own at least 66 2/3% of the shares it purchased in our 2006 private offering, Crestview will have no further rights with respect to approving our independent directors.

Removal and Replacement of Directors

During the term of the Amended and Restated Voting Agreement, the Board will have the right to designate for removal independent directors and nominate their replacements, so long as such replacement nominees are reasonably acceptable to Crestview. If the Board of Directors and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with the remaining members of the Board of Directors and Crestview. Crestview has the right to designate for removal any of its designees from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors by a party other than Crestview only for cause (as defined in the Amended and Restated Voting Agreement), and, upon such removal, Crestview has the right to nominate his or her replacement.

Continuing Committee Representation

For so long as Crestview has the right to designate one of our directors, under the terms of the Amended and Restated Voting Agreement, each committee of our Board of Directors will have as a member at least one Crestview director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director will have certain observation rights.

Composition of Subsidiary Boards

For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

Termination

The rights and obligations of the Amended and Restated Voting Agreement will expire (unless earlier expired or terminated in accordance with the terms thereof) at such time as Crestview and its affiliates party thereto cease to own at least 1% of the shares of our common stock acquired by them in our 2006 private offering.

Other Transactions With Crestview

In connection with our 2006 private offering, our Board of Directors approved and we entered into a professional services agreement with Crestview. In exchange for ongoing strategic advice and assistance, we agreed to pay Crestview an annual strategic advisory fee of $1.0 million, plus reimbursement of its reasonable out-of-pocket expenses, for so long as Crestview’s affiliates continue to own at least 50% of the shares of our common stock that they purchased in our July 2006 private offering.

On June 14, 2010, the professional services agreement with Crestview was amended to reflect a decision made by our Board of Directors on June 3, 2010 to give Crestview the right to receive restricted shares of the company’s common stock and/or options to purchase shares of our common stock in lieu of a portion of the cash advisory fee payable to Crestview under the professional services agreement. Pursuant to the amended professional services agreement, Crestview has the right to elect to receive a portion of its advisory fee in restricted shares of our common stock and/or options to purchase shares of our common stock, with terms that are substantially similar to the annual retainer terms available to our company’s non-employee directors, up to an amount equal to the lesser of twice the minimum annual retainer payable to our company’s non-employee directors and its full advisory fee. On June 5, 2012, Crestview received 61,224 options to purchase shares of our common stock issued at an exercise price of $10.96 per share.

Transactions With Executive Officers, Directors and Other Related Persons

We describe in detail below the employment agreement in “— Employment Agreement With Our Chief Executive Officer.”

On December 13, 2012, we entered into a new employment agreement (the “Agreement”) with Richard J. Hendrix, Chairman of the Board of Directors, Chief Executive Officer and President. The Agreement replaces and supersedes the prior agreement with Mr. Hendrix entered into on April 30, 2008 (the “Prior Agreement”). The Agreement generally continues the provisions of the Prior Agreement, with the primary change from the Prior Agreement being the elimination of the “golden parachute” excise tax gross-up provision.

The Agreement provides that Mr. Hendrix will continue to serve as our Chief Executive Officer reporting to our Board of Directors for a fixed employment term ending December 31, 2015, except that if there is a “change in control” (as defined in the Agreement), the term will automatically extend so as to be at least two years from the date of such change in control.

During the term of the Agreement, Mr. Hendrix’s compensation generally remains unchanged from that provided under the Prior Agreement, and includes an annual base salary of $750,000 and eligibility to participate in our incentive and benefit plans. Under the Agreement, upon a termination of employment by us without “cause” or by Mr. Hendrix for “good reason” (each as defined in the Agreement), in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Hendrix will be entitled to the following payments and benefits: (i) a payment equal to two times the average of the sum of the annual salary paid and the annual incentive bonuses earned in the two completed fiscal years prior to the date of termination, not to be less than $3.5 million or more than $5 million; (ii) a pro-rata annual incentive payment based on our actual performance for the fiscal year; (iii) immediate vesting of equity awards, other than certain performance awards which will remain eligible to vest based on the achievement of the applicable performance goals; and (iv) five years of health insurance coverage. Upon a termination of employment due to Mr. Hendrix’s death or disability, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Hendrix will be entitled to a pro-rata annual incentive payment and the vesting of equity awards, generally as described in clauses (ii) and (iii) above.

The Agreement eliminates the provision of the Prior Agreement that entitled Mr. Hendrix to a gross-up payment in connection with any “golden parachute” excise tax. Instead, under the Agreement, Mr. Hendrix will forfeit certain payments to the extent that such forfeiture would place Mr. Hendrix in a more favorable after-tax position.

In addition, the Agreement contains restrictive covenants prohibiting the disclosure of confidential information, competing with us and soliciting our employees and customers.

On December 21, 2008, we entered into a retirement agreement with Mr. Eric F. Billings, our former Chairman and Chief Executive Officer. We describe this agreement in detail below in “—Retirement and Director Service Agreements With Our Former Chairman and Then-Chief Executive Officer.”

Margret L. Nedelkoff, the wife of James C. Neuhauser, our Executive Vice President and Chief Investment Officer, was hired in 2004 and continued to be employed in 2012 by FBR Capital Markets & Co., as a Managing Director and Head of Corporate Strategy and Business Development in FBR’s Investment Banking Division. During 2012, Ms. Nedelkoff was paid an aggregate compensation of $229,231, including base salary and cash bonus. Mr. Neuhauser did not have any role in determining the compensation paid to his wife. Ms. Nedelkoff’s compensation is determined by our Head of Investment Banking, Kenneth P. Slosser.

Review, Approval or Ratification of Transactions With Related Persons

Our written Statement of Business Principles applies to any related party transaction with any of our executive officers or directors, and it is the practice of our Board of Directors that any such transactions that are not in the ordinary course of business or are not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. In addition, it is the practice of our Board of Directors that any transaction with any shareholder known to beneficially own more than 5% of a class of our voting securities, or its related persons, that is not in the ordinary course of business or is not performed on standard market terms must be approved by a majority of the disinterested members of our Board of Directors. We refer to the foregoing policies and practices as our “Related Party Transaction Policy.”

The agreements and transactions described under “ — Transactions with Crestview,” “ — Other Transactions with Crestview” and “ — Transactions with Executive Officers, Directors and Other Related Persons” were reviewed and approved or ratified in accordance with our Related Party Transaction Policy except for those entered into in connection with our July 2006 private offering, which occurred prior to our initial public offering and the adoption of our Related Party Transaction Policy.

Pursuant to its charter, the Nominating and Corporate Governance Committee also periodically reviews our conflict of interest policies as set forth in our Statement of Business Principles concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

Certain of our executive officers and directors may invest their personal funds in amounts that exceed $120,000 in investment funds managed by our affiliates and securities underwritten by FBR Capital Markets & Co., or otherwise engage in transactions in the ordinary course of business involving goods and services provided by FBR Capital Markets & Co. and its affiliates, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered or provided to non-affiliated third parties. These transactions are reviewed in accordance with the policy stated above.

Retirement and Director Service Agreements With Our Former Chairman and Then-Chief Executive Officer

As previously disclosed, Eric F. Billings retired as our Chief Executive Officer effective January 1, 2009 and Richard J. Hendrix succeeded him in that role. Mr. Billings continued to serve as the non-executive Chairman of our Board of Directors through June 5, 2012. In connection with his retirement, Mr. Billings and our company entered into a retirement agreement (the “Retirement Agreement”) and a director service agreement (the “Director Agreement”) on December 21, 2008, effective as of January 1, 2009.

In recognition of his longstanding service to our company as one of its founders, his commitment to remain active on behalf of our company as Chairman and his critical role to our company’s future success, and based on his agreement to be subject to new restrictive covenants, the Retirement Agreement provides Mr. Billings with certain post-retirement benefits.

The restrictive covenants generally prohibit Mr. Billings from (i) competing with our company until the earlier of December 31, 2013 or the third anniversary of the date that his service with the Board terminates (the “Retirement Agreement Restricted Period”), (ii) soliciting our company’s customers during the Retirement Agreement Restricted Period, (iii) hiring or soliciting our company’s employees until the fifth anniversary of the date that his service with the Board terminates and (iv) divulging to anyone outside of our company, except as required by law or with our express written consent and except for confidential information of our company which is publicly known through no wrongful act on Mr. Billings’ part, any confidential matters relating to the business and affairs of our company and its controlled affiliates learned by Mr. Billings. Mr. Billings also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage our company or the business reputation of any director, employee representative or agent of our company, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else. We agreed to like terms as in clauses (A) and (B) in the preceding sentence with respect to Mr. Billings.

The covenant not to compete with our company without our express written consent includes a prohibition on owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries and controlled affiliates, including in the capital markets, money management, financial advisory and/or institutional sales and trading businesses (each activity, a “Competitive Activity”). However, Mr. Billings may (i) own up to 1% of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a hedge fund, mutual fund, side-by-side fund or a third-party asset management firm (each activity, a “Permitted Activity”). Other than the right to cease payments under the Retirement Agreement and the Director Agreement (as described below), we will have no remedies against Mr. Billings if Mr. Billings provides notice to us that he will engage in a Competitive Activity in respect of money management that is not already a Permitted Activity.

If Mr. Billings’ service on our Board ceases for any reason during the twelve-month period immediately following a change in control of our company, as defined in our 2006 LTIP, then the covenant not to compete shall continue to apply until the earlier of (i) one year following the date that Mr. Billings’ service with us ceases or (ii) the end of the third anniversary of the date Mr. Billings ceases to serve on our Board for any reason.

The retirement benefits include (i) a deferred compensation arrangement that provides for five annual payments of $1.0 million starting on December 31, 2009 (subject to compliance with the restrictive covenants described above), (ii) continued health benefits for five years for Mr. Billings, his spouse and his daughter, (iii) office and secretarial support for three years (as long as Mr. Billings continues to serve on the Board) and (iv) continued vesting of equity awards previously granted by us pursuant to their existing vesting schedule (subject to his compliance with the restrictive covenants described above).

Whereas, the now-terminated Director Agreement between our company and Mr. Billings, provided that for three years (i) our company agreed to nominate Mr. Billings to serve as a Board member, (ii) Mr. Billings was entitled to receive an annual Chairman’s fee of $400,000, at the same time and in the same form as the fees paid to other Board members, and (iii) Mr. Billings was eligible to receive an annual bonus. For 2009, the Director Agreement provided that Mr. Billings would receive a bonus, based on agreed-upon, activity-based performance metrics, of at least $1.5 million. For 2010 and 2011, the Director Agreement provided that there will be no minimum bonus and the annual bonus will be based on our company’s and Mr. Billings’ actual performance, as determined by our Chief Executive Officer in consultation with the Compensation Committee of the Board. For 2010 and 2011, Mr. Billings did not receive a bonus payment. As provided for in the Director Agreement, any annual bonus earned by Mr. Billings will be paid on the same terms and in the same form as the annual bonuses we pay to our Executive Committee under our company’s Incentive Compensation Program generally and we will, except as provided below, pay or grant the bonus no later than March 15 of each year following the calendar year for which the applicable bonus is awarded. Any bonus amount deferred into equity in our company pursuant to any deferral plan or program vested subject to Mr. Billings’ compliance with the restrictive covenants in the Retirement Agreement described above. However, any then unvested equity awards shall (A) vest in full and be settled immediately upon Mr. Billings’ death and (B) vest in full and upon the occurrence of a change in control (as defined in the Retirement Agreement) and (1) be settled immediately upon such change in control in the event it is a “change in control event” within the meaning of Section 409A of the Code or (2) otherwise be settled in accordance with its terms.

If Mr. Billings breaches, or threatens to commit a breach of, any of the restrictive covenants described above, our company and its controlled affiliates, in addition to, and not in lieu of, any other rights and remedies available to our company and its controlled affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Billings of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

Each of the Retirement Agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Billings and us.

Employment Agreement With Our Chief Executive Officer

On December 13, 2012, we entered into an employment agreement with Richard J. Hendrix to serve as our Chief Executive Officer that replaces and supersedes the prior agreement with Mr. Hendrix entered into on April 30, 2008. The agreement continues until December 31, 2015, except that upon a “Change in Control” (as defined in our 2006 LTIP), the term will be automatically renewed so that the term is not less than two years from the effective date of such event. The agreement generally provides for an annual base salary of at least $750,000 during the term and eligibility to participate in any of our performance bonus plans or programs or long-term incentive plans or programs as in effect from time to time for the benefit of our executive officers.

The agreement provides for severance benefits in the event of termination of Mr. Hendrix’s employment during the agreement’s term. Upon a termination due to death or disability, Mr. Hendrix (or his estate) will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination plus any annual incentive amount earned but not yet paid under any bonus plan in which Mr. Hendrix participated for the completed fiscal year prior to the date of termination; (ii) immediate vesting of all unvested incentive equity or equity-based awards held by Mr. Hendrix, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”); provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Mr. Hendrix’s continued employment)(iii) reimbursement of expenses incurred prior to the date of termination, (iv) a pro rata actual annual incentive payment in respect of the fiscal year in which the date of termination occurs; and (v) all vested rights and benefits under any retirement or other benefit plan or program.

If Mr. Hendrix’s employment is terminated for Cause (as defined below) or he voluntarily resigns without Good Reason (as defined below), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination, plus any annual incentive amount earned but not yet paid under any bonus plan in which Mr. Hendrix participated for the completed fiscal year of the

Company prior to the date of termination, (ii) reimbursement of expenses incurred prior to the date of termination, and (iii) all vested rights and benefits under any retirement or other benefit plan or program. For purposes of the agreement, “Cause” means Mr. Hendrix’s:

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conviction of, indictment for or formal admission to or plea of nolo contendere with respect to, a felony or a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct (but only if the Board reasonably determines, after considering all related facts and circumstances, that such indictment, conviction or plea has materially and adversely affected or is reasonably likely to materially and adversely affect our business or reputation), or any crime involving our company;

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continued willful misconduct or willful or gross neglect in the performance of his duties under the Agreement, following written notice of such misconduct or neglect and failure to remedy such misconduct or neglect within 15 days after delivery of such notice; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain misconduct or neglect that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate conduct or neglect that the Board reasonably determines to be incapable of being cured;

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continued failure to materially adhere to our clear directions, to adhere to our written policies, or to devote substantially all of his business time and efforts to us in accordance with and subject to the provisions of Section 2 of the agreement, and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured;

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continued failure to substantially perform the duties properly assigned to Mr. Hendrix by us (other than any such failure resulting from his disability) and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured; or

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material and willful breach of any of the terms and conditions of the Agreement and failure to cure such breach within 15 days following written notice from us specifying such breach; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain breaches that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate breaches that the Board reasonably determines to be incapable of being cured.

If Mr. Hendrix’s employment is terminated by us without Cause or he resigns for Good Reason, he will be entitled to receive: (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination, plus any annual incentive amount earned but not yet paid under any bonus plan in which Mr. Hendrix participated for the completed fiscal year prior to the date of termination; (ii) reimbursement of expenses incurred prior to the date of termination; (iii) a pro rata actual annual incentive payment in respect of the fiscal year in which the date of termination occurs; (iv) all vested rights and benefits under any retirement or other benefit plan or program; (v) a cash payment equal to two (2) times the average total annual salary and incentive amount earned by and paid to Mr. Hendrix with respect to the two completed fiscal years preceding the date of termination; provided that such lump-sum amount will not be less than $3.5 million nor more than $5 million; (vi) immediate vesting of all unvested incentive equity or equity-based awards held by Mr. Hendrix, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code; provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Mr. Hendrix’s continued employment); and (vii) for a period of five years after termination of employment, continuing coverage of Mr. Hendrix and his qualified beneficiaries under our group health plans that Mr. Hendrix and his beneficiaries would have received under the agreement in the absence of termination, provided that we are in no event required to provide such coverage to Mr. Hendrix or a qualified beneficiary after such time as Mr. Hendrix or the beneficiary, as applicable, is no longer eligible to receive continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). For the portion of such five-year period after Mr. Hendrix or a beneficiary is no longer eligible to elect continuing coverage under our group health plans under COBRA, we will reimburse the health insurance premiums incurred by Mr. Hendrix under a private health insurance plan that provides substantially similar benefits for Mr. Hendrix and his beneficiaries and is reasonably acceptable to us, provided that we are in no event required to provide or reimburse the cost of any benefits otherwise required by this clause after such time as Mr. Hendrix or the beneficiary, as applicable, becomes entitled to receive benefits of the same type from another employer.

For purposes of the agreement, “Good Reason” means:

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a “Change in Control” of our company as that term is defined in our 2006 LTIP, followed within two years following the Change in Control by any demotion of Mr. Hendrix or any material diminution in Mr. Hendrix’s authority, duties and responsibilities, or the assignment to Mr. Hendrix of duties materially inconsistent with Mr. Hendrix’s position or positions with us; provided, however, that any merger or business combination of our company solely with any other affiliate of our company shall not be deemed to be a Change in Control for purposes of the Agreement;

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a reduction of more than 10% in the annual salary of Mr. Hendrix (except any such reduction that is part of across-the-board salary reductions generally applicable to our executive management team); or

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any demotion of Mr. Hendrix from his position or material diminution in the duties, authority and responsibility of Mr. Hendrix; provided, however, that in no event shall the assignment by the Board prior to a Change in Control of a portion of Mr. Hendrix’s duties to a member of our senior management team who reports directly to Mr. Hendrix constitute (or serve as a basis for Mr. Hendrix to claim) Good Reason under the Agreement.

Under certain circumstances, the severance benefits payable by us will be reduced to the extent necessary to avoid paying excise taxes under Section 280G of the Code in the event that such reduction would place Mr. Hendrix in a more favorable after-tax position.

The Agreement also contains restrictive covenants that generally prohibits Mr. Hendrix from (i) competing with us during the term of his employment and until the first anniversary of the date that his employment with us terminates either by us with or without Cause or by Mr. Hendrix with or without Good Reason (the “Employment Agreement Restricted Period”); (ii) soliciting our customers during the Employment Agreement Restricted Period; (iii) hiring or soliciting our employees during the Employment Agreement Restricted Period; and (iv) divulging to anyone outside of us, except as required by law or with our express written consent and except for our confidential information which is publicly known through no wrongful act on Mr. Hendrix’s part, any confidential matters relating to our and our affiliates’ affairs learned by Mr. Hendrix. Mr. Hendrix also agreed not to make any statement, orally or in writing, nor to take any action, that (A) in any way could reasonably be expected to disparage us or the business reputation of any of our directors, employees, representatives or agents, or which foreseeably or reasonably could be expected to harm the business reputation or goodwill of those persons or entities, or (B) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

The covenant not to compete with us without our express written consent includes a prohibition on Mr. Hendrix owning an interest in, joining, operating, controlling or participating in, being connected as an owner, officer, executive, employee, partner, member, manager, shareholder, or principal of or with, or otherwise aiding or assisting in any manner whatsoever, any individual corporation or entity that competes with the activities of us or our subsidiaries in the capital markets, financial advisory and/or institutional sales and trading businesses. However, Mr. Hendrix may (i) own up to one percent (1%) of the outstanding stock of a publicly held corporation which is or is affiliated with an entity or person that competes with us or our subsidiaries; or (ii) be an officer, executive, employee, partner, member, manager, shareholder, or principal of or with a private equity fund or a third-party asset management firm. If Mr. Hendrix’s employment with us is terminated for any reason by us or Mr. Hendrix effective during the two-year period immediately following a Change in Control, the covenant not to compete with us shall be limited to (A) those middle market-focused investment banking or brokerage entities that are in direct competition with our capital markets and/or institutional sales and trading business, and (B) engaging in any activity in any capacity for any corporation or other entity, whether or not competitive with us, relating to or involving institutional equity private placement transactions (including transactions under Rule 144A).

If Mr. Hendrix breaches, or threatens to commit a breach of, any of the restrictive covenants described above, we and our affiliates, in addition to, and not in lieu of, any other rights and remedies available to us and our affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the restrictive covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Mr. Hendrix of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

The employment agreement may be amended, superseded, canceled, renewed or extended, and its terms may be waived, only by a written agreement signed by Mr. Hendrix and us.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2012.

Executive Summary

2012 Performance Highlights

Our performance in 2012 showed a marked improvement over 2011, driven in large part by the strength of our investment banking platform, reductions in our fixed expenses and changes we have made to our variable compensation programs.

Selected Consolidated Financial Metrics
Metric	2012	2011	% Change

Closing Stock Price (as of last day of trading period)	$15.48	$8.20	89%

Net Income	$29.7 million	-$49.6 million	Not calculable

Investment Banking Revenue	$90.7 million	$58.1 million	56%

Total Fixed Expenses	$100.8 million	$136.9 million	-26%

Tangible Book Value per Share	$19.18	$15.80	21%

We achieved this strong financial performance despite significant market uncertainty throughout 2012, and our results demonstrate the success of the organizational restructuring we undertook in 2011. While U.S. equity markets experienced a recovery during the second half of 2012, the market for initial public offerings remained weak, as did the environment for equity trading businesses. For this reason, the 56% increase in our investment banking revenue compared to 2011 was particularly notable, and validates our belief that the significant changes we have made to our headcount over the past several years have not changed the fundamental composition or strength of our franchise. We continued to focus on managing expenses during the year, and our non-compensation fixed expenses fell an additional 21% from 2011 levels. From a strategic point of view, we executed the sale of the assets of our mutual fund business during the second half of 2012, which resulted in us recognizing income from discontinued operations, net of taxes, of $23.1 million in the fourth quarter.

Throughout the year we also continued to look for ways to return value to shareholders, and during 2012 we repurchased approximately 7.5 million shares of our common stock at an average price of approximately $11.20 per share. We believe our discipline has rewarded shareholders, with our tangible book value per share rising approximately 21% and the price of our common stock rising approximately 89% over the course of 2012.

2012 Compensation Highlights

We link rewards to both individual and corporate performance, emphasizing long-term results and alignment with our shareholders’ interests. We align compensation with business strategy and risk and provide a mix of retentive and performance-based compensation. Long-term equity compensation is an integral part of our compensation program with awards of equity subject to vesting requirements, including time, employment, and performance conditions. Upon a change in control, we have double trigger provisions for accelerated vesting of equity awards. In addition, we have equity ownership guidelines for our executive officers and other key leaders of our company, and our executive performance and annual compensation programs are generally designed to provide maximum deductibility under Section 162(m) of the Code.

We do not grant excessive severance packages nor do we have guaranteed severance benefits, with the exception of benefits payable to our Chief Executive Officer under his employment agreement under certain circumstances. We also do not provide tax gross-ups or golden parachutes. Our executives are eligible for the same benefit plans available to all of our employees and we do not provide any executive perquisites, defined benefit plans, or other retirement benefits.

Throughout this proxy statement, we refer to our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers for 2012 as our “named executive officers.” In addition to our Chief Executive Officer and our Chief Financial Officer, this group includes our head of sales and research, our head of trading, and our head of investment banking. The highlights of our 2012 executive compensation were:

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Our Compensation Committee approved increases in year-over-year compensation to our named executive officers after evaluating each named executive officer’s performance in light of our strong 2012 performance, as further discussed under Performance-Based Annual Incentive Compensation below.

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In February 2012, we granted awards under a retention and incentive program approved by the Board of Directors that is designed to further our long-term growth by providing long-term incentives for our executive officers, and to assist us in retaining key employees (the “2012 Retention and Incentive Plan”). As part of this program, Messrs. Wright, Fishman, Lloyd and Slosser were awarded interest in an award pool established under the 2012 Retention and Incentive Plan. Mr. Hendrix, our Chief Executive Officer, elected based on the company’s 2011 financial performance not to participate in the 2012 Retention and Incentive Plan.

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In December 2012, we executed an employment agreement with Mr. Hendrix that superseded and replaced his former employment agreement and eliminated the excise tax gross-up provision to which he was previously entitled. In recognition of the leadership Mr. Hendrix has demonstrated, the Compensation Committee also approved an award of 37,500 RSUs to him under the 2006 LTIP that vest in full on the third anniversary of the grant date.

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In December 2012, as partial recognition of the role Mr. Wright played in the successful sale of our mutual fund business, the Compensation Committee approved an award of 12,500 RSUs to Mr. Wright under the 2006 LTIP that vest in full on the third anniversary of the grant date.

Principles and Objectives of Our Compensation Program

The Compensation Committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the Compensation Committee’s goal is to link compensation decisions to both corporate and individual performance, with a focus on rewarding financial results, as well as rewarding the individual performance and accomplishments of our named executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Chief Executive Officer recommends to the Compensation Committee the amount and form of compensation for each of our named executive officers other than himself, and the amount and form of compensation for our Chief Executive Officer is determined by the Compensation Committee and approved by the Board. Our Compensation Committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including various subjective or qualitative factors.

Principles

Our compensation program for our named executive officers is designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness while aligning their interests with the long term interests of our shareholders. The following five “Principles of Compensation” summarize key categories that our Board, the Compensation Committee, and our management team believe are critical to recognize:

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Firm Performance — All compensation decisions are made within the context of overall firm performance. We evaluate firm performance from a financial perspective as well as from a strategic perspective.

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Alignment — We believe that the interests of our employees and shareholders should be aligned. Compensation directly reflects both the annual and longer-term performance of the business. The higher the compensation level of the employee, the higher the proportion of their compensation that is paid in longer-term equity versus cash, and therefore the greater the employee’s alignment with the strategic success of our company.

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Risk Management — By considering and appropriately rewarding returns in light of the level of risk that was taken to generate those returns, compensation decisions neither encourage nor reward excessive or inappropriate risk taking.

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Employee Contribution — An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior — “FBR first” — are recognized and appropriately rewarded. The greater the individual’s ability to directly impact firm performance, the higher the variability in the individual’s compensation.

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Quality and Retention of Staff — Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people. We seek to maximize the value of an employee’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The Compensation Committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our company and to the long-term growth of shareholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our shareholders.

Role of Independent Compensation Consultant

Under its sole authority, the Compensation Committee retained Towers Watson, Inc. (“Towers Watson”), an independent consulting firm, to advise it on executive compensation matters until April 2012. In April 2012, the Compensation Committee retained Frederic W. Cook & Co. (“FW Cook”), an independent consulting firm to advise on executive compensation matters. Both Towers Watson and subsequently FW Cook reported directly to the Compensation Committee. In 2012, a representative of Towers Watson attended one of the telephonic meetings and a representative of FW Cook attended two of the in-person and telephonic meetings of the Compensation Committee and each met regularly with the Compensation Committee without members of management present.

2012 Peer Group

In 2012, the Compensation Committee reviewed the annual salaries and overall compensation of our named executive officers. The Committee considered the advice and counsel of its independent financial consultant, FW Cook, along with publicly available information and disclosure regarding competitive practices, pay and Chief Executive Officer equity levels from the following “peer” companies: Cowen Group, Inc., Evercore Partners Inc., Gleacher & Co., JMP Group Inc., KBW, Inc., Oppenheimer Holdings Inc., and Piper Jaffray Companies. We also occasionally look at a broader group of financial firms when reviewing general financial services pay trends. This broader group is comprised of the companies listed above and the following companies: Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, and UBS. While the Compensation Committee considers the level of compensation paid by the firms in our company’s comparator group as a reference point that provides a framework for its compensation decisions, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the comparator group; nor does the Compensation Committee employ a formal benchmarking strategy or rely upon specific peer–derived targets. This peer group and market data is an important factor considered by the Compensation Committee when setting compensation, but it is only one of multiple factors considered by the Compensation Committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important.

Consideration of Say-on-Pay

We conducted an advisory shareholder vote on executive compensation at our 2012 annual meeting in which the shareholders approved our compensation packages. At our 2011 annual meeting, the shareholders voted on an advisory and non-binding basis, to put our executive compensation to vote annually.

At our 2012 annual meeting of shareholders, our say-on-pay proposal received “for” votes that represented 98.4% of the votes cast. The Compensation Committee reviewed the results of the 2012 say-on-pay vote when considering our compensation practices for 2012. The Compensation Committee believes that, while it is difficult for individual shareholders to be fully aware of all factors impacting compensation decisions, the results of the 2012 say-on-pay vote demonstrates shareholders’ support of our compensation policies.

Elements of 2012 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2012, summarized in the table below, and why the Compensation Committee chose to include the items in the compensation program. As detailed below, the primary elements of our compensation program during 2012 consisted of base salary, performance-based incentive compensation bonus or “at risk” compensation opportunities and long-term equity incentive compensation; we also provided benefit programs. We do not provide perquisites, special retirement benefits, or severance compensation to our named executive officers, except for severance benefits payable to Richard J. Hendrix under his employment agreement under certain circumstances. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Performance-Based Annual Incentive Compensation	Payable in cash or stock based on performance at the discretion of the Compensation Committee under the Incentive Compensation Plan (“ ICP”)	Motivates and rewards for achievement of annual company performance goals

Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual contribution and performance was excellent; payable in cash or stock at the discretion of the Compensation Committee	Rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Equity awards granted at the Compensation Committee’s discretion under the 2006 LTIP and the 2012 Retention and Incentive Plan	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and shareholders; increases retention; rewards creation of shareholder value

Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans. Named executive officers receive same coverage as other employees.	Provides market competitive savings and health and welfare benefit programs generally available to other employees based on standard eligibility criteria

Executive Perquisites and Other Arrangements	We do not provide perquisites, defined benefit plans or other retirement benefits, deferred compensation, guaranteed severance or agreed-upon post-termination compensation to our named executive officers, except as noted above.	Not applicable, except as noted above

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Consistent with industry practice and our performance-based compensation philosophy, the base salary for each named executive officer is targeted to account for less than half of total compensation.

The Compensation Committee seeks to pay our named executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. In setting base salaries, the Compensation Committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded.

Following the review of the above-referenced market data and counsel provided by our independent compensation consultants and our desired mix of fixed to variable compensation, base salaries of named executive officers were unchanged in 2012 from 2011 levels.

Performance-Based Annual Incentive Compensation

For 2012, the Compensation Committee recommended, taking into account the advice of Towers Watson, and the independent members of the Board of Directors approved, the ICP for our named executive officers. Under the ICP, the named executive officers, Messrs. Hendrix, Wright, Fishman and Lloyd, were eligible to share in the ICP pool which was funded as discussed below. The Compensation Committee intended for this annual incentive bonus opportunity to be a substantial component of each ICP participant’s total compensation. Because the annual incentive bonus opportunity and individual bonus from the ICP pool depends upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders.

The mix of cash and equity to be granted under the ICP is determined by the Compensation Committee in its discretion, and the maximum share of the ICP pool that any one participant may be allocated is 100%. The Compensation Committee and the Board also has discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be earned under the ICP pool if they believe it to be appropriate. In each of the last three years, our Compensation Committee and the Board have exercised negative discretion and have not approved payment of the full ICP pool.

Performance-based annual incentive compensation was granted at the discretion of the Compensation Committee and the Board based on their assessment of performance against quantitative and qualitative factors outlined below, in addition to other considerations including retention, continuity of management, and competitive factors. These quantitative and qualitative factors were determined subjectively by the Compensation Committee and the Board and there was no specific percentage weighting applied to such factors.

•	Cash Profitability[1]

[1]

Cash Profitability is a non-generally accepted accounting principles (“GAAP”) measurement used by our management team to analyze and assess the results of the core capital markets and asset management operating units. In determining Cash Profitability, we exclude from GAAP income before taxes the following non-core operating items: (1) severance costs associated with reductions in headcount, (2) corporate transaction costs, which includes costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our long-term investments. We also exclude the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards, and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of our company, and provides additional clarity around our company’s future earnings capacity and trend.

•	Expense Management

•	Return on Equity

•	Risk Management

•	Compliance with Regulatory Requirements

•	Performance Against Strategic Plan

Funding of the ICP pool was based on an assessment of our 2012 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as described below.

A threshold level of net revenue had to be achieved before the ICP funded an ICP pool. The Compensation Committee established and the Independent Directors of the Board approved a threshold goal for ICP funding of $100 million in net revenue. If actual net revenue did not reach the threshold level of performance, the ICP pool would not have funded. If full year net revenue exceeded the established threshold net revenue goal, the ICP would fund an ICP pool equal to 5% of net revenue beginning with the first dollar of net revenue earned.

As 2012 net revenue exceeded the threshold level of performance for ICP funding for 2012, the ICP pool was funded. For 2012, the Compensation Committee recommended and the Board of Directors approved incentive compensation for our named executive officers, exercising negative discretion to pay out only 84% of the 2012 ICP pool. The amounts and mix of cash and equity were determined by the Compensation Committee in its discretion.

In making these determinations, the Compensation Committee and the Board gave due consideration to management’s strong overall performance and turn-around from 2011 as evidenced by the following key achievements:

•	Generated net after-tax earnings of $29.7 million, the most in our short history as a stand-alone company.

•	Doubled capital raising revenue from previous year to $84 million in 2012, reestablishing our momentum as a differentiated capital markets franchise.

•	Reduced total fixed expenses by $36 million, down 26% year-over-year, while maintaining the core strengths and capabilities of the firm.

•	Maintained a strong, transparent and highly liquid balance sheet with $175 million held in cash at year end.

•	Maintained a low risk profile across all of our businesses supported by this high level of liquidity.

•	Managed low turnover and high stability among key employees and the senior leadership team in spite of uncertainties earlier in the year.

•	Continued a strong record with respect to the level of compliance with all regulatory requirements.

•	Solicited and received an attractive price for the sale of the FBR Mutual Funds business resulting in the recognition of $23.1 million of earnings in the fourth quarter.

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Combined our company’s operating performance with the repurchasing of 7.5 million (or 15%) shares outstanding at an average price of $11.20 per share, to effect a 21% increase in tangible book value per share from $15.80 at year end 2011 to $19.18 at year end 2012.

Each bonus under the ICP, paid part in cash and part in RSUs granted under the 2006 LTIP, was for the named executive officer’s performance in 2012 and not for performance in 2013, and was as follows:

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a bonus payable to Richard J. Hendrix, our Chairman, President and Chief Executive Officer, consisting of a cash component of $1,760,000 and an equity component equal to $440,000 payable in the form of 26,829 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

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a bonus payable to Bradley J. Wright, our Executive Vice President, Chief Financial Officer, Treasurer and Chief Administrative Officer, consisting of a cash component of $320,000 and an equity component of $80,000 payable in the form of 4,878 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

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a bonus payable to Adam J. Fishman, our Executive Vice President and Head of Sales and Research, consisting of a cash component of $1,120,000 and an equity component of $280,000 payable in the form of 17,073 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

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a bonus payable to Michael A. Lloyd, our Executive Vice President and Head of Trading, consisting of a cash component of $980,000 and an equity component of $245,000 payable in the form of 14,939 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

Our Executive Vice President and Head of Investment Banking, Kenneth P. Slosser, was not included in the 2012 ICP as he was not an executive officer of our company upon its approval by our Board of Directors in early 2012. Our Compensation Committee recommended, and our Board of Directors approved, a discretionary bonus payable to Mr. Slosser for 2012 performance consisting of a cash component of $1,600,000 and an equity component equal to $400,000 payable in the form of 24,390 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that a significant portion of our named executive officer compensation should be in the form of equity awards as a retention tool, and to align further the long-term interests of named executive officers with those of our other shareholders. As described above, the Compensation Committee has discretion to determine the payment of named executive officer bonuses through a combination of cash and RSUs, representing rights to receive shares of our common stock.

The Compensation Committee understands and appreciates that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The Compensation Committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than rely solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term stock performance.

As disclosed in the 2012 proxy, on February 8, 2012 under the 2012 Retention and Incentive Plan, Messrs. Wright, Fishman and Lloyd, were awarded interest in an award pool comprised of company RSUs and a specified pool of non-FBR securities, as was Mr. Slosser. Because the number of participants was fixed at the outset of the plan, and the aggregate award pool was likewise fixed, any forfeiture of awards by participants who ceased to be employed by the company resulted in the remaining participants being entitled to a proportionally larger share of the award pool assuming that they remain employed through the vesting date of the plan. As such, Messrs. Wright, Fishman, Lloyd and Slosser received quarterly proportional reallocation of forfeited interests on April 1, July 1, and October 1, 2012.

On December 13, 2012, upon entering into a new employment agreement with our company, and in recognition of the leadership he has demonstrated in agreeing to the elimination of the excise tax gross-up provisions of his former agreement, we granted Mr. Hendrix a one-time award 37,500 RSUs under the 2006 LTIP, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

As partial recognition of the role Mr. Wright played in the successful sale of our mutual fund business, on December 13, 2012, the Compensation Committee approved an award to Mr. Wright of 12,500 RSUs under the 2006 LTIP, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

Timing of Equity Compensation Awards

Awards of RSUs and stock options to executive officers and other eligible persons, other than non-employee directors, are made on a regular award date each year shortly after the end of the applicable performance year. The award date is scheduled to give us sufficient time to complete all performance reviews and obtain all necessary approvals.

We occasionally make awards of RSUs, stock options or restricted shares of common stock under our 2006 LTIP other than on the regular annual award date, usually in connection with hiring a new key employee.

Formal approval for awards is obtained prior to the grant. We do not coordinate the timing of our awards with the release of material non-public information. The exercise price for stock options equals the closing price of our common stock on the trading day immediately preceding the grant date.

Post-Termination Compensation

With the exception of our company’s employment agreement with Richard J. Hendrix, as disclosed in “Certain Relationships and Transactions With Related Persons — Employment Agreement With Our Chief Executive Officer,” we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination of a named executive officer. Unvested stock options, restricted stock and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control (as defined in our 2006 LTIP) or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP or our 2012 Retention and Incentive Plan, as applicable. For quantitative information related to post-termination compensation, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Deductibility of Executive Compensation

In making its compensation decisions, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our Chief Executive Officer or any one of our three highest paid executive officers, other than our Chief Executive Officer and Chief Financial Officer, unless certain conditions are met. The Compensation Committee has discretion to approve compensation that does not meet these requirements when the Compensation Committee considers it appropriate in order to ensure competitive levels of total compensation for our executive officers. For 2012, the Compensation Committee established the ICP which complied with the requirements of Section 162(m) of the Code. As discussed below under the heading “— 2013 Performance-Based Annual Incentive Compensation,” the Compensation Committee approved an ICP pool for 2013 which is intended to provide Section 162(m)-compliant performance-based bonuses.

2013 Executive Compensation for Named Executive Officers

2013 Base Salaries

The Compensation Committee reviewed annual base salaries for our named executive officers and determined that they should remain unchanged in 2013 from 2012 levels.

2013 Performance-Based Annual Incentive Compensation

2013 performance-based annual incentive compensation awards under the ICP will be determined in the same manner as 2012 performance-based annual incentive compensation awards, as discussed above under the heading “Elements of 2012 Compensation — Performance-Based Annual Incentive Compensation,” with differences being the threshold level of net revenue required for the ICP pool to fund and the percentage funded, as described below.

The Compensation Committee intends for this annual incentive bonus opportunity to be a substantial component of each ICP participant’s 2013 total compensation. Because the annual incentive bonus opportunity and individual bonus from the ICP pool will depend upon our company’s and each individual executive’s performance, the Compensation Committee believes this form of compensation benefits our shareholders. The Compensation Committee will determine the actual size of the ICP pool after the close of the 2013 fiscal year so that all relevant data are available regarding our company’s and the ICP participants’ individual performance in 2013 and the Compensation Committee can rely upon our audited financial results. Funding of the ICP pool will be based on an assessment of our 2013 financial performance relative to the Compensation Committee’s pre-established financial performance goals, as discussed below.

A threshold level of net revenue must be achieved before the ICP will fund an ICP pool. For 2013, the Compensation Committee established a threshold goal for ICP funding of $140 million in net revenue. If actual net revenue does not reach this threshold level of performance, the ICP pool will not fund. If full year actual net revenue exceeds the established threshold net revenue goal, the ICP will fund an ICP pool equal to 6% of net revenue beginning with the first dollar of net revenue earned.

2013 Performance Share Unit Plan

On March 11, 2013, as disclosed on a Form 8-K filed on that date, we granted awards to senior management, including our company’s named executive officers, pursuant to a performance share unit arrangement established under the 2006 LTIP and approved by the Compensation Committee. The Performance Share Unit Plan is designed to further the long-term growth of our company by providing long-term incentives in respect of our company’s common stock and to assist in retaining key employees of experience and ability (the “PSU Program”). An award under the PSU Program will be earned and will vest as follows depending on the level of achievement of the performance goal: (1) at a 50% rate on April 1, 2016 (the “Vesting Date”) if the combined net worth of our company, measured on a per share basis, has increased by an amount equal to a 4% compound annual growth rate over the three-year period beginning on April 1, 2013 (the “Performance Period”); (2) at a 100% rate on the Vesting Date if the combined net worth of our company, measured on a per share basis, has increased by an amount equal to an 7% compound annual growth rate over the Performance Period; and (3) at a proportional rate between 50% and 100% in the event the combined net worth of the company, measured on a per share basis, has increased by an amount between a 4% and a 7% compound annual growth rate over the Performance Period. In the event the combined net worth of our company, measured on a per share basis, has not increased by an amount equal to a 4% compound annual growth rate over the Performance Period, no performance share units will be earned and the award will be forfeited.

For purposes of the PSU Program, combined net worth of our company on any measurement date equals the total assets of our company minus the total liabilities of our company, as adjusted to exclude the impact of any dividends declared or paid during the measurement period, and to exclude from the combined net worth calculation for the final measurement date of the Performance Period goodwill and any assets that are recognized as intangible assets under generally accepted accounting principles.

Awards granted under the PSU Program are eligible to continue to be earned based on actual performance results through the end of the Performance Period upon certain terminations of employment prior to a “change in control” (as defined in the 2006 LTIP). In the event of a change in control, the Performance Period with respect to each outstanding award will end and the number of performance share units earned by the participant will be fixed based on the greater of (i) our company’s actual performance from the beginning of the Performance Period to the date of the change in control and (ii) the level of achievement resulting in 50% of the performance share units being earned. Following the change in control, the earned performance share units will be subject to vesting based solely on the participant’s continued employment with us through the date the awards would have otherwise vested, subject to accelerated vesting on certain terminations of employment.

Under the PSU Program, the named executive officers received award opportunities denominated in shares of our common stock as follows: (1) Richard J. Hendrix, 60,938 shares ; (2) Bradley J. Wright, 50,625 shares; (3) Michael A. Lloyd, 43,125 shares; (4) Adam J. Fishman, 50,625 shares; and (5) Kenneth P. Slosser, 50,625 shares.

Supplemental Compensation Table

The following Supplemental Compensation Table reflects how our Compensation Committee and our Board of Directors view performance year compensation by showing in the “Stock Award Component” column equity awards that relate to such performance year, even though granted in the subsequent year. Current SEC rules, in contrast, require equity compensation to be included in the Summary Compensation Table (appearing later in this proxy statement) in the year of the grant. For example, equity grants that were made in 2013, but that relate to 2012 performance, are included as 2012 compensation in this Supplemental Compensation Table, whereas such grants are not included as 2012 compensation in the Summary Compensation Table required by the SEC.

Under our Supplemental Compensation Table methodology, Mr. Neuhauser would have replaced Mr. Lloyd as one of the three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer. Therefore, Mr. Neuhauser is included in the Supplemental Compensation Table below instead of Mr. Lloyd. The Supplemental Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Supplemental Compensation Table and related footnotes. Although not required by SEC rules, we believe the Supplemental Compensation Table is a useful way to disclose how our Compensation Committee and our Board of Directors view executive compensation and should be viewed as a supplement to, and not as a replacement of, the Summary Compensation Table.

Name and Principal Position	Year(1)	Base Salary ($)	Performance Year Awards(2)		Long Term Incentive Compensation				Total ($)
			Cash Component ($)	Stock Award Component ($)(3)	Stock Awards ($)(3)		Option Awards ($)(3)
Richard J. Hendrix	2012	750,000	1,760,000	440,000	531,000	(4)	—		3,481,000
Chairman, President and Chief Executive Officer	2011	750,000	—	—	—	(5)	—		750,000
	2010	750,000	400,000	142,125	4,072,500	(7)	730,000	(7)	6,094,625

Bradley J. Wright	2012	375,000	320,000	80,000	177,000	(4)	—		952,000
Executive Vice President, Chief Financial Officer, Treasurer and Chief Administrative Officer	2011	375,000	—	—	440,000	(5)(6)	67,500	(6)	882,500
	2010	371,154	200,000	71,063	—		22,200	(8)	664,417

Adam J. Fishman	2012	400,000	1,120,000	280,000	—		—		1,800,000
Executive Vice President and Head of Sales and Research	2011	400,000	—	—	860,000	(5)(6)	135,000	(6)	1,395,000
	2010	395,385	555,846	280,723	—		114,066	(9)	1,346,020

James C. Neuhauser(11)	2012	500,000	920,000	230,000	—		—		1,650,000
Executive Vice President and Chief Investment Officer	2011	500,000	—	—	400,000	(5)	—		900,000
	2010	492,308	400,000	142,125	—		325,500	(10)	1,359,933

Kenneth P. Slosser	2012	400,000	1,600,000	400,000	—		—		2,400,000
Executive Vice President and Head of Investment Banking

(1)	For Mr. Slosser, compensation is not shown for fiscal years 2010 or 2011 because he was not a named executive officer in fiscal years 2010 or 2011.
(2)	Amounts represent cash and equity portions of bonus compensation attributable to the relevant performance year, including awards granted in the next calendar year for the relevant calendar year.
(3)	The amounts in these columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the restricted shares of common stock, RSUs and stock options granted to employees appears in Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(4)

As disclosed above under the heading “Long-Term Equity Incentive Compensation,” on December 13, 2012, we granted Messrs. Hendrix and Wright one-time awards of RSUs under the 2006 LTIP. Upon his entering into a new employment agreement with our company, Mr. Hendrix was awarded 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment. As partial recognition of his role in the successful sale of our mutual fund business, Mr. Wright was awarded 12,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

(5)	As disclosed in the 2012 proxy under the heading “Long-Term Equity Incentive Compensation,” our company granted awards under the 2012 Retention and Incentive Plan on February 8, 2012. As part of this program, Messrs. Wright, Fishman, and Neuhauser were awarded interest in an award pool established under the 2012 Retention and Incentive Plan. Mr. Hendrix, our Chief Executive Officer, elected based on our company’s financial performance not to participate in the 2012 Retention and Incentive Plan. Mr. Hendrix did not receive any bonus or incentive award in respect of 2011, and none of the other named executive officers received any bonus in the form of cash or equity in respect of 2011.
(6)	As disclosed in the 2012 proxy under the heading “Long-Term Equity Incentive Compensation,” on April 27, 2011, we granted Messrs. Wright and Fishman one-time awards of RSUs and stock options under the 2006 LTIP for incentive and retention purposes, approved by the Compensation Committee to closer align their equity ownership levels to other named executive officers. Messrs. Wright and Fishman were awarded 12,500 and 25,000 RSUs, respectively, each representing the right to receive one share of our common stock, scheduled to vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company; and options to purchase 12,500 and 25,000 shares of our common stock, respectively. The options have an exercise price of $14.40, which was the closing price of our company’s common stock on April 26, 2011, the trading day preceding the date of grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.
(7)	In recognition of Mr. Hendrix’s promotion to the position of Chief Executive Officer of our company effective January 1, 2009, we granted Mr. Hendrix options to purchase 125,000 shares of our common stock on February 24, 2009 at an exercise price of $11.80 under the 2006 LTIP. Additionally, we granted Mr. Hendrix one-time awards of 187,500 RSUs and 62,500 stock options on February 9, 2010 at an exercise price of $21.72 under the 2006 LTIP in connection with his promotion in January of 2009 to Chief Executive Officer.
(8)	As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 3,000 shares of our common stock at an exercise price of $18.28 under the 2006 LTIP.
(9)	As part of our company’s Partner Leveraged Stock Purchase Program for non-executive officers, in which members of our Partnership group were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not an executive officer of our company at the time, was granted 4,317 options on February 4, 2010 and 10,000 options on April 8, 2010 at exercise prices of $23.16 and $18.28, respectively, under the 2006 LTIP.
(10)	On February 9, 2010, we granted Mr. Neuhauser a one-time award of options to purchase 37,500 shares of our common stock at an exercise price of $21.72 under the 2006 LTIP for incentive and retention purposes.
(11)	Although Mr. Neuhauser was not a named executive officer in 2012, payment of Mr. Neuhauser’s 2012 Performance Year Awards were paid under the 2012 ICP.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our named executive officers for the years ended December 31, 2012, 2011 and 2010. In accordance with SEC rules, the following table includes for a particular calendar year only those stock and option awards granted during that calendar year, rather than awards granted after year end, even if awarded for services in that calendar year. Therefore, the Compensation Committee and the Board view the Supplemental Compensation Table as a better reflection of their views on compensation related to 2012, 2011 and 2010 performance. The Summary Compensation Table below includes values for contingent compensation, such as unvested and/or unpaid stock awards and unexercised stock options. The named executive officers may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this proxy statement. For that reason, investors should take care to not “double count” equity awards.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Richard J. Hendrix	2012	750,000	—	531,000		—		1,760,000	—	—		3,041,000
Chairman, President and Chief Executive Officer	2011 2010	750,000 750,000	— 400,000	142,125 5,212,252	(4)	— 730,000	(4)	— —	— —	— —		892,125 7,092,252
Bradley J. Wright	2012	375,000		371,065		—		320,000	—	—		1,066,065
Executive Vice President, Chief Financial Officer, Treasurer and Chief Administrative Officer	2011 2010	375,000 371,154	— 200,000	251,063 74,614		67,500 22,200		— —	— —	— —		693,563 667,968
Adam J. Fishman	2012	400,000	—	373,182		—		1,120,000	—	—		1,893,182
Executive Vice President and Head of Sales and Research	2011 2010	400,000 395,385	— 555,846	620,563 20,161		135,000 114,066		— —	— —	— 100,000	(6)	1,155,563 1,185,458
Michael A. Lloyd	2012	400,000	—	373,182		—		980,000	—	—		1,753,182
Executive Vice President and Head of Trading	2011 2010	400,000 395,384	— 572,000	260,563 835,401		— 441,600		— —	— —	— —		660,563 2,244,385
Kenneth P. Slosser	2012	400,000	1,600,000	298,547		—		—	—	—		2,298,547
Executive Vice President and Head of Investment Banking

(1)	For Mr. Slosser, compensation is not shown for fiscal years 2010 or 2011 because he was not a named executive officer in fiscal years 2010 or 2011.
(2)	Amounts represent cash portion of non-ICP bonus compensation attributable to the relevant performance year. Mr. Slosser’s 2012 performance-based cash bonus was not paid under the 2012 ICP as he was not an executive officer of our company upon its approval by our Board of Directors in early 2012.

(3)	The amounts in these columns represent the aggregate grant date fair value of stock-based awards computed in accordance with FASB ASC Topic 718. The discussion of the assumptions used for purposes of the valuation of the restricted shares of common stock, RSUs and stock options granted appears in Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(4)	The 2010 awards reported in these columns do not reflect the Compensation Committee’s and the Board’s view of the equity incentives awarded to Mr. Hendrix for his 2010 performance, especially as it relates to the one-time award of 187,500 RSUs and 62,500 stock options to Mr. Hendrix approved by the Board in 2010 in connection with his promotion in January of 2009 to Chief Executive Officer; these columns do reflect calendar year awards in compliance with the reporting requirements of the SEC.
(5)	Amounts represent cash portion of 2012 ICP compensation attributable to the relevant performance year.
(6)	On January 29, 2010, as part of his 2009 performance discretionary compensation, Mr. Fishman was awarded the right to receive 5,000 shares of Class A Common Stock of NBH Holdings Corp. (“NBH”), valued at $100,000 upon grant based on a market price per share of $20. Subject to continued employment with FBR and/or its affiliates, 50% of the award vested upon consummation of a “Qualified Investment Transaction,” which occurred on December 10, 2010, and 50% vested on April 20, 2011, which was 18 months from the initial offering date of October 20, 2009. As defined in the NBH offering memorandum, a “Qualified Investment Transaction” means an Investment Transaction (as defined below) that, together with any other Investment Transaction (including any follow-on investments in or contributions to the capital of any businesses in which NBH previously invested in connection with an Investment Transaction), represents total capital deployed (measured in each case as of the time of the relevant Investment Transaction) of at least 25% of the net proceeds from the offering. An “Investment Transaction” means a transaction in which NBH acquires control of, or makes a non-control investment in, a banking institution (including any savings association or similar financial institution) within the United States, provided that non-control investments will not qualify as Investment Transactions unless NBH obtains a board seat or other governance rights pursuant to a shareholder rights or similar agreement.

Grants of Plan-Based Awards Table for 2012

The following table presents information concerning each grant made to our named executive officers in the fiscal year ended December 31, 2012, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include February 2013 awards.

Name	Grant Date		Date of Compensation Committee Approval	All Other Stock Awards: Number of Shares of Stock (#)	All Other Stock Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value ($)(4)
Richard J. Hendrix	12/13/2012	(1)	12/13/2012	37,500			14.16	531,000
Bradley J. Wright	2/8/2012	(2)	2/6/2012	18,131			9.76	176,959
	4/1/2012	(3)	2/6/2012	518			10.40	5,387
	7/1/2012	(3)	2/6/2012	835			11.32	9,452
	10/1/2012	(3)	2/6/2012	176			12.88	2,267
	12/13/2012	(1)	12/13/2012	12,500			14.16	177,000
Adam J. Fishman	2/8/2012	(2)	2/6/2012	34,867			9.76	340,302
	4/1/2012	(3)	2/6/2012	996			10.40	10,358
	7/1/2012	(3)	2/6/2012	1,605			11.32	18,169
	10/1/2012	(3)	2/6/2012	338			12.88	4,353
Michael A. Lloyd	2/8/2012	(2)	2/6/2012	34,867			9.76	340,302
	4/1/2012	(3)	2/6/2012	996			10.40	10,358
	7/1/2012	(3)	2/6/2012	1,605			11.32	18,169
	10/1/2012	(3)	2/6/2012	338			12.88	4,353
Kenneth P. Slosser	2/8/2012	(2)		27,894			9.76	272,245
	4/1/2012	(3)		797			10.40	8,289
	7/1/2012	(3)		1,284			11.32	14,535
	10/1/2012	(3)	2/6/2012	270			12.88	3,478

(1)	On December 13, 2012, we granted Messrs. Hendrix and Wright one-time awards of RSUs under the 2006 LTIP. Upon his entering into a new employment agreement with our company, Mr. Hendrix was awarded 37,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment. As partial recognition of his role in the successful sale of our mutual fund business, Mr. Wright was awarded 12,500 RSUs, each representing the right to receive one share of our common stock, scheduled to vest in full on the third anniversary of the date of grant, subject to continued employment.

(2)	On February 8, 2012, we granted Messrs. Wright, Fishman, Lloyd and Slosser RSU awards under the 2012 Retention and Incentive Plan, scheduled to vest on the fourth anniversary of the date of grant, subject to continued employment with our company. Mr. Wright was awarded 18,131 RSUs; Messrs. Fishman and Lloyd were each awarded 34,867 RSUs; and Mr. Slosser was awarded 27,894 RSUs. Each RSU awarded represents the right to receive one share of our common stock. As Mr. Slosser was not a named executive officer on February 8, 2012, the date of grant, his award of RSUs did not require approval by our Compensation Committee.
(3)	Under the 2012 Retention and Incentive Plan, the number of participants and the aggregate award pool was fixed at the outset of the plan. Therefore, any forfeiture of awards by participants who ceased to be employed by our company resulted in the remaining participants being entitled to a proportionally larger share of the award pool assuming that they remain employed through the vesting date of the plan. As such, Messrs. Wright, Fishman, Lloyd and Slosser received quarterly proportional reallocation of forfeited interests. On April 1, 2012, Messrs. Wright, Fishman, Lloyd, and Slosser were allocated forfeited interests of 518 RSUs, 996 RSUs, 996 RSUs, and 797 RSUs, respectively. On July 1, 2012, Messrs. Wright, Fishman, Lloyd, and Slosser were allocated forfeited interests of 835 RSUs, 1,605 RSUs, 1,605 RSUs, and 1,284 RSUs, respectively. On October 1, 2012, Messrs. Wright, Fishman, Lloyd, and Slosser were allocated forfeited interests of 176 RSUs, 338 RSUs, 338 RSUs, and 270 RSUs, respectively.
(4)	Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards At 2012 Fiscal Year-End

The following table sets forth information concerning equity awards of our named executive officers that were outstanding at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard J. Hendrix(1)	53,333	26,667		22.44	8/20/2015	300,182	4,646,817
	93,750	31,250		11.80	2/24/2019
		62,500		21.72	2/9/2020
Bradley J. Wright(2)	5,777	2,889		22.44	8/20/2015	54,249	839,775
		3,000		18.28	4/8/2016
		12,500		14.40	4/27/2018
Adam J. Fishman(3)	4,444	2,222		22.44	8/20/2015	85,815	1,328,416
	7,500			27.20	12/24/2015
		4,317		23.16	2/4/2016
		10,000		18.28	4/8/2016
		25,000		14.40	4/27/2018
Michael A. Lloyd(4)	5,000			27.20	12/24/2015	96,562	1,494,780
		40,000		24.72	1/4/2017
Kenneth P. Slosser(5)	3,333	1,111		22.44	8/20/2015	43,460	672,761
	12,500			27.20	12/24/2015

(1)	On August 20, 2008, Mr. Hendrix was granted options to purchase 80,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $22.44 per share, which was equivalent to the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

On February 24, 2009, Mr. Hendrix was granted options to purchase 125,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $11.80 per share, which was equivalent to the closing price of our common stock on February 23, 2009, the day preceding the date of grant, will vest four equal annual installments on the first four anniversaries of the date of grant, subject to continued employment with our company, and will expire on the tenth anniversary of the date of grant.

Based on a review of Mr. Hendrix’s increased responsibilities and contributions to our company as Chief Executive Officer, the benefits of further aligning Mr. Hendrix’s short and long-term interests with those of our company and shareholders, and a review of Mr. Hendrix’s equity ownership as Chief Executive Officer of our company, on February 9, 2010, the Board approved the award of options to purchase 62,500 shares of our company’s common stock under the 2006 LTIP. The options have an exercise price of $21.72, which was equivalent to the closing price of our company’s common stock on February 8, 2010, the day preceding the date of grant, will vest in three equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the tenth anniversary of the date of grant.

Unvested RSUs held by Mr. Hendrix at December 31, 2012 vest as follows: 114,974 RSUs vested on February 9, 2013, 13,333 RSUs vested on February 20, 2013, 125,000 RSUs will vest in two equal annual installments on February 9, 2014 and February 9, 2015, 9,375 RSUs will vest in full on February 23, 2015, and 37,500 RSUs will vest in full on December 13, 2015.

(2)	On August 20, 2008, Mr. Wright was granted options to purchase 8,666 shares of our common stock under the 2006 LTIP. The options have an exercise price of $22.44 per share, which was equivalent to the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program in which the executive officer was awarded three options for each share of our company’s common stock purchased, on April 8, 2010, Mr. Wright was awarded options to purchase 3,000 shares of our common stock under the 2006 LTIP. The options have an exercise price of $18.28, which was equivalent to the closing price of our common stock on April 7, 2010, the day preceding the date of grant, and will vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause, in which case vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Wright sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Wright for purposes of our company’s Partner Ownership Guidelines to less than the minimum number of shares established for him under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by three options per each share sold.

On April 27, 2011, Mr. Wright was awarded options to purchase 12,500 shares of our common stock under the 2006 LTIP, as a one-time grant for incentive and retention purposes, approved by the Compensation Committee to closer align Mr. Wright’s equity ownership levels to other named executive officers. The options have an exercise price of $14.40, which was equivalent to the closing price of our common stock on April 26, 2011, the day preceding grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.
Unvested restricted shares/RSUs held by Mr. Wright at December 31, 2012 vest as follows: 1,373 RSUs vested on February 9, 2013, 2,084 restricted shares vested on February 25, 2013, 1,445 RSUs vested on April 21, 2013, 4,687 RSUs will vest in full on February 23, 2015, 12,500 RSUs will vest in three equal annual installments beginning on April 27, 2014, 12,500 RSUs will vest in full on December 13, 2015, and 19,660 RSUs will vest in full on February 8, 2016.

(3)	On August 20, 2008, Mr. Fishman was granted options to purchase 6,666 shares of our common stock under the 2006 LTIP. The options have an exercise price of $22.44 per share, which was equivalent to the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Fishman, who was not an executive officer of our company at the time, was granted the following options awards: On December 24, 2009, Mr. Fishman was awarded options to purchase 7,500 shares of our common stock at an exercise price of $27.20, which was equivalent to the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date; on February 4, 2010, Mr. Fishman was awarded options to purchase 4,317 shares of our common stock at an exercise price of $23.16, which was equivalent to the closing price of our company’s common stock on February 3, 2010, the day preceding the grant date; and on April 8, 2010, Mr. Fishman was awarded options to purchase 10,000 shares of our common stock at an exercise price of $18.28, which was equivalent to the closing price of our company’s common stock on April 7, 2010, the day preceding the grant date. These awards of stock options to Mr. Fishman under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the respective dates of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the respective dates of grant. Under this program, if Mr. Fishman sells any shares of our company stock before the expiration date of these options awards, which reduces the aggregate number of shares deemed to be held by Mr. Fishman or for purposes of our company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under these options awards, whether vested or not vested, shall be immediately reduced by two options per each share sold.

On April 27, 2011, Mr. Fishman was awarded options to purchase 25,000 shares of our common stock under the 2006 LTIP as a one-time grant for incentive and retention purposes, approved by the Compensation Committee to closer align Mr. Fishman’s equity ownership levels to other named executive officers. The options have an exercise price of $14.40, which was equivalent to the closing price of our common stock on April 26, 2011, the day preceding grant, will vest in full on the third anniversary of the date of grant, subject to continued employment, and will expire on the seventh anniversary of the date of grant.

Unvested RSUs held by Mr. Fishman at December 31, 2012 vest as follows: 5,277 RSUs vested on February 21, 2013, 545 RSUs will vest in full on August 9, 2013, 25,000 RSUs will vest in three equal annual installments beginning on April 27, 2014, 17,187 RSUs will vest in full on February 23, 2015, and 37,806 RSUs will vest in full on February 8, 2016.

(4)	As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Lloyd, who was not an executive officer of our company at the time, was granted the following options award: On December 24, 2009, Mr. Lloyd was awarded options to purchase 5,000 shares of our common stock at an exercise price of $27.20, which was equivalent to the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date. This award of stock options to Mr. Lloyd under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Lloyd sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Lloyd for purposes of our company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by two options per each share sold.

On January 4, 2010, in recognition of Mr. Lloyd’s increased responsibilities, we granted Mr. Lloyd options to purchase 40,000 shares of our common stock as a one-time grant under the 2006 LTIP for incentive and retention purposes. The options have an exercise price of $24.72, which was equivalent to the closing price of our company’s common stock on December 31, 2009, the trading day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

Unvested RSUs held by Mr. Lloyd at December 31, 2012 vest as follows: 2,500 RSUs vested on January 4, 2013, 8,836 RSUs vested on January 29, 2013, 5,000 RSUs will vest in two equal annual installments on January 4, 2014 and January 4, 2015, 17,673 RSUs will vest in two equal annual installments on January 29, 2014 and January 29, 2015, 7,560 RSUs will vest in full on June 23, 2013, 17,187 RSUs will vest in full on February 23, 2015, and 37,806 RSUs will vest in full on February 8, 2016.

(5)	On August 20, 2008, Mr. Slosser was granted options to purchase 4,444 shares of our common stock under the 2006 LTIP. The options have an exercise price of $22.44 per share, which was equivalent to the closing price of our common stock on August 19, 2008, the day preceding the date of grant, will vest in three equal annual installments on the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment with our company, and will expire on the seventh anniversary of the date of grant.

As part of our company’s Partner Leveraged Stock Purchase Program, in which members of our Partnership group, other than named executive officers, were awarded two options for each share of our company’s common stock purchased, Mr. Slosser, who was not an executive officer of our company at the time, was granted the following options award: On December 24, 2009, Mr. Slosser was awarded options to purchase 12,500 shares of our common stock at an exercise price of $27.20, which was equivalent to the closing price of our company’s common stock on December 23, 2009, the day preceding the grant date. This award of stock options to Mr. Slosser under the Partner Leveraged Stock Purchase Program vest in full on the third anniversary of the date of grant, subject to continued employment with our company, unless termination is involuntary without cause. Upon involuntary termination without cause, vested and unvested options as of the date of employment termination shall continue to vest and be exercisable until the earlier of the third anniversary of the employment termination date or the options expiration date, which is the sixth anniversary of the date of grant. Under this program, if Mr. Slosser sells any shares of our company stock before the expiration date of this options award, which reduces the aggregate number of shares deemed to be held by Mr. Slosser for purposes of our company’s Partner Ownership Guidelines to less than the minimum number of shares established for them under such Guidelines, then the number of shares purchasable under this options award, whether vested or not vested, shall be immediately reduced by two options per each share sold.

Unvested restricted shares/RSUs held by Mr. Slosser at December 31, 2012 vest as follows: 5,890 restricted shares/RSUs vested on January 29, 2013, 2,638 RSUs vested on February 21, 2013, 4,687 RSUs will vest in full on January 31, 2015, and 30,245 RSUs will vest in full on February 8, 2016.

(6)	The market value of the restricted shares and RSUs that have not vested as of December 31, 2012 was calculated based on $15.48 per share, the closing price of our company’s common stock on December 31, 2012. Dividends, if any, will be paid on outstanding shares of restricted stock at the same rate as paid to all holders of record of our common stock. For 2012, we did not pay any dividends on shares of our common stock.

Option Exercises and Stock Vested

No stock options to purchase shares of our common stock were exercised by our named executive officers in 2012. In 2012, the following restricted shares/RSUs vested to our named executive officers:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Hendrix	13,334	131,207	(1)
Bradley J. Wright	6,905	68,538	(2)
Adam J. Fishman	7,000	71,584	(3)
Michael A. Lloyd	7,560	81,648	(4)
Kenneth P. Slosser	20,605	189,305	(5)

(1)	All of Mr. Hendrix’s RSUs vested on February 21, 2012. The market price of our common stock on that date closed at $9.84.

(2)	Restricted shares/RSUs of Mr. Wright vested in 2012 as follows: 1,031 RSUs vested on February 9, 2012. The market price of our common stock on that date closed at $9.72. 2,347 RSUs vested on February 24, 2012. The market price of our common stock on that date closed at $10.08. 2,083 restricted shares vested on February 27, 2012. The market price of our common stock on that date closed at $10.08. 1,444 RSUs vested on April 23, 2012. The market price of our common stock on that date closed at $9.60.

(3)	Restricted shares/RSUs of Mr. Fishman vested in 2012 as follows: 5,279 RSUs vested on February 21, 2012. The market price of our common stock on that date closed at $9.84. 1,250 restricted shares vested on June 7, 2012. The market price of our common stock on that date closed at $11.28. 471 RSUs vested on August 9, 2012. The market price of our common stock on that date closed at $11.76.

(4)	All of Mr. Lloyd’s RSUs vested on June 25, 2012. The market price of our common stock on that date closed at $10.80.

(5)	Restricted shares/RSUs of Mr. Slosser vested in 2012 as follows: 13,661 restricted shares/RSUs vested on January 30, 2012. The market price of our common stock on that date closed at $8.68. 5,278 RSUs vested on February 21, 2012. The market price of our common stock on that date closed at $9.84. 1,666 restricted shares vested on June 7, 2012. The market price of our common stock on that date closed at $11.28.

Potential Payments Upon Termination or Change-in-Control

With the exception of our company’s employment agreement with Richard J. Hendrix, we do not have employment contracts or post-termination compensation agreements with any of our named executive officers, and we do not have contractual provisions or other arrangements with any of the named executive officers, which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. Unvested stock options, restricted stock awards, and RSUs held by grantees, including those held by named executive officers, may vest upon a change in control or following a change in control, or upon termination of employment due to death or disability, as provided under the terms of our 2006 LTIP.

The following tables represent the payments due to our named executive officers in the event termination or change in control payments would have been triggered under the 2006 LTIP and Mr. Hendrix’s employment agreement as of December 31, 2012. For further information on the terms of Mr. Hendrix’s employment agreement, see “Certain Relationships and Transactions with Related Persons — Employment Agreement With Our Chief Executive Officer” above and also the actual employment agreement, which we filed on Form 8-K on December 13, 2012.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Cash Payment ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)(3)	Total ($)
Richard J. Hendrix	3,528,846	4,646,817	460,000	—	—	168,614	8,804,277
Bradley J. Wright	14,423	—	—	—	—	—	14,423
Adam J. Fishman	15,385	—	—	—	—	—	15,385
Michael A. Lloyd	15,385	—	—	—	—	—	15,385
Kenneth P. Slosser	15,385	—	—	—	—	—	15,385

(1)

In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, Mr. Hendrix is entitled to receive a cash payment equal to two times the average total annual salary and performance bonus earned by and paid to Mr. Hendrix with respect to the two completed fiscal years preceding the date of termination, which shall be no less than $3.5 million and no more than $5 million. Such amount is to be paid in equal installments during the twelve (12)-month period following the date of termination in accordance with the regular payroll practices for the executive officers of our company, with the first payment to be made on the first payroll date immediately following the sixty-first (61st) day after the date of termination (with accrued and unpaid installments from the date of termination to be paid on the payroll date on which the first installment is paid) and the last installment to be paid on the payroll date on or immediately following the date that is twelve (12) months after the date of termination.

In addition, in the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to Mr. Hendrix in a lump sum within thirty days of the date of termination of his employment. For the purposes of this table, we assume that the termination occurred on December 31, 2012, before he received the last bi-weekly payment of the year.

In the event of termination without cause or resignation for good reason as of December 31, 2012, Messrs. Wright, Fishman, Lloyd and Slosser would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.

(2)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, all unvested incentive equity and equity-based awards, including any performance-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall immediately vest and any time-based forfeiture restrictions shall immediately lapse. The value of all RSUs that have time-based forfeiture provisions that would lapse is based on the number of shares multiplied by $15.48 per share, the closing price of our common stock on December 31, 2012, the last trading day of the year. The value of all options that would vest is based on the number of options multiplied by the difference between $15.48 per share, the closing price of our common stock on December 31, 2012, the last trading day of the year, and the options strike price.

(3)	In the event of a termination of Mr. Hendrix’s services to us without cause or a resignation of Mr. Hendrix for good reason, our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2013, with an annual cost increase trend of 10%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Without Cause Due to A Reduction in Workforce

Name	Cash Payment ($)		Stock Awards ($)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Benefits ($)(6)	Total ($)
Richard J. Hendrix	3,528,846	(1)	4,646,817	(1)	460,000	—	—	168,614	8,804,277
Bradley J. Wright	14,423	(2)	235,420	(3)	—	—	22,335	—	272,178
Adam J. Fishman	15,385	(2)	460,097	(3)	—	—	42,952	—	518,434
Michael A. Lloyd	15,385	(2)	644,247	(3)	—	—	42,952	—	702,584
Kenneth P. Slosser	15,385	(2)	254,042	(3)	—	—	34,362	—	303,789

(1)	Our 2006 LTIP specifically contemplates a termination without cause due to a reduction in workforce, whereas Mr. Hendrix’s employment agreement contemplates a termination without cause more broadly. This table includes the same information for Mr. Hendrix as the table above entitled “Payments Due Upon Termination Without Cause or Resignation for Good Reason.” Please refer to the footnotes of that table for details of payments to Mr. Hendrix that would have been made if he had been terminated without cause due to a reduction in workforce on December 31, 2012.

(2)	In the event of termination without cause due to a reduction in workforce as of December 31, 2012, Messrs. Wright, Fishman, Lloyd and Slosser would receive the unpaid portion of earned and accrued, but not yet paid, annual salary.

(3)	In the event of a termination without cause due to a reduction in workforce, and pursuant to our 2006 LTIP, our named executive officers’ unvested options shall be forfeited, restricted stock and RSUs subject to cliff vesting or annual pro rata vesting provisions shall vest pro rata and remaining unvested restricted stock and RSUs shall be forfeited, and all performance awards (as defined in the 2006 LTIP) shall be payable pro rata at the end of the applicable performance period and only if the associated performance goals are achieved.

The value of unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination without cause due to a reduction in workforce multiplied by $15.48, which was the closing price of our common stock on December 31, 2012, the last trading day of the year.

(4)	The value of options awards is based on the number of vested options multiplied by the difference between $15.48 per share, the closing price of our common stock on December 31, 2012, the last trading day of the year, and the options strike price. As noted above, and pursuant to our 2006 LTIP, unvested options shall be forfeited in the event of a termination without cause due to a reduction in workforce with the exception of Mr. Hendrix whose unvested options would vest according to the terms of his employment agreement.

(5)	In the event of a termination without cause due to a reduction in workforce, our named executive officers’ interests in the Asset Pool of non-FBR securities under the 2012 Retention and Incentive Plan shall vest pro rata.

(6)	In the event of a termination of Mr. Hendrix’s services to us without cause (i.e., due to a reduction in workforce), our company shall, for five years, provide Mr. Hendrix and his qualified beneficiaries health plan coverage through our group health plans while Mr. Hendrix is eligible under COBRA or shall reimburse Mr. Hendrix for premiums he incurs under a substantially similar private health insurance plan thereafter. For the purposes of this table, we assume that the cost of the health plan coverage is the same as the average per-employee amount we pay to provide our employees health care coverage in 2013, with an annual cost increase trend of 10%, as projected by our external healthcare benefits advisor.

Payments Due Upon Termination Due to Death or Disability

Name	Cash Payment ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Benefits ($)	Total ($)
Richard J. Hendrix	28,846	4,646,817	460,000	—	—	—	5,135,663
Bradley J. Wright	14,423	839,775	13,500	—	99,723	—	967,421
Adam J. Fishman	15,385	1,328,416	27,000	—	191,775	—	1,562,576
Michael A. Lloyd	15,385	1,494,780	—	—	191,775	—	1,701,940
Kenneth P. Slosser	15,385	672,761	—	—	153,420	—	841,566

(1)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, the unpaid portion of any earned and accrued, but not yet paid, annual salary shall be paid to his estate in a lump sum. In addition, in the event of a termination of Mr. Hendrix’s services to us due to his death or disability, Mr. Hendrix is also entitled to any unpaid amounts of any earned and accrued, but not yet paid, amounts under any bonus, equity or long-term incentive plan of our company then in effect. For the purposes of this table, we assume that Mr. Hendrix died or became disabled on December 31, 2012, before receiving the last bi-weekly payment of the year.

In the event of termination due to death or disability as of December 31, 2012, Messrs. Wright, Fishman, Lloyd and Slosser would be entitled to the unpaid portion of earned and accrued, but not yet paid, annual salary.

(2)	In the event of a termination of Mr. Hendrix’s services to us due to his death or disability, and pursuant to his employment agreement with us, all unvested incentive equity and equity-based awards shall immediately vest and any time-based forfeiture restrictions shall immediately lapse.

In the event of a termination due to death or disability, and pursuant to the 2006 LTIP, unvested options shall immediately vest and become fully exercisable (and remain exercisable for one year), all unvested restricted stock and RSUs shall fully vest and become free of all restrictions and deferral limitations, and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse.

The value of all unvested restricted shares and RSUs is based on the number of shares that would vest in the event of a termination due to death or disability multiplied by $15.48, which was the closing price of our common stock on December 31, 2012, the last trading day of the year.

For purposes of this table, we assume that each named executive officer died or became disabled on December 31, 2012.

(3)	The value of all option awards is based on the number of options multiplied by the difference between $15.48 per share, the closing price of our common stock on December 31, 2012, the last trading day of the year, and the options strike price.

(4)	Amounts represent the interests held as of 12/31/2012 in the Asset Pool of non-FBR securities under the 2012 Retention and Incentive Plan.

Payments Due Upon Change in Control

Name	Cash Payment ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Benefits ($)	Total ($)
Richard J. Hendrix	—	4,646,817	460,000	—	—	—	5,106,817
Bradley J. Wright	—	535,438	13,500	—	—	—	548,938
Adam J. Fishman	—	743,179	27,000	—	—	—	770,179
Michael A. Lloyd	—	909,543	—	—	—	—	909,543
Kenneth P. Slosser	—	204,568	—	—	—	—	204,568

(1)	The value of all unvested restricted shares and RSUs is based on the number of shares and RSUs that would vest upon a change in control multiplied by $15.48, which was the closing price of our common stock on December 31, 2012, the last trading day of the year.

Unless an award agreement made under the 2006 LTIP states otherwise, upon a change in control, all unvested options shall immediately vest and become fully exercisable, all unvested restricted stock and RSUs shall fully vest and become free of all restrictions and deferral limitations, and all performance awards (as defined in the 2006 LTIP) shall be considered to be earned and payable and any deferral or other restriction shall lapse. Certain award agreements for our named executive officers state that the Compensation Committee shall determine the impact of a change in control, including whether restricted shares and RSUs will vest and become free of restrictions and deferral limitations or will be assumed or substituted for by the successor company. For purposes of this table, if the Compensation Committee were to have determined that the restricted shares and RSUs subject to this provision were to be assumed or substituted for by the successor company, then the “Stock Awards” amounts for this table would instead be as follows:

Name	Stock Awards ($)
Richard J. Hendrix	—
Bradley J. Wright	32,260
Adam J. Fishman	—
Michael A. Lloyd	—
Kenneth P. Slosser	—

(2)	The value of all option awards is based on the number of options multiplied by the difference between $15.48 per share, the closing price of our common stock on December 31, 2012, the last trading day of the year, and the options strike price.

COMPENSATION COMMITTEE REPORT

The following report is submitted by the Compensation Committee of the Board of Directors of FBR & Co. (the “Company”), which is composed of three independent directors, Messrs. Reimers, Hynes and Michael. The Board of Directors has concluded that each member of the Compensation Committee is independent, and that during 2012 each member of the Compensation Committee was independent, in each case according to the independence standards set forth in the NASDAQ listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee oversees the Company’s compensation program on behalf of the Board of Directors. During 2012, the Compensation Committee met six times. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The report of the Compensation Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted,

Arthur J. Reimers, Chairman
Thomas J. Hynes, Jr.
Ralph S. Michael, III

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of FBR & Co. (the “Company”) and its subsidiaries; (2) the reliability and integrity of the Company’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Company’s internal audit function.

The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, are responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and of management’s assessment of the Company’s internal control over financial reporting, expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof, reviewing the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures.

During the last year, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in fulfillment of its oversight responsibilities, the Audit Committee did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and the Company’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls (including the Company’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•

discussed with PwC the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by the Company, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

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obtained from PwC in connection with the audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held eight meetings in 2012. Throughout the year we conferred with PwC, the Company’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of the Company.

We have discussed with PwC their independence from management and the Company and have received and reviewed the written disclosure and the letter regarding the auditors’ independence as required by the Public Company Accounting Oversight Board. We have also concluded that PwC’s provision to the Company’s and its affiliates of the non-audit services is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board determined that each member of the Audit Committee was and is independent under the independence standards for audit committee members in the rules promulgated by the SEC under the Exchange Act and in the applicable independence standards of the NASDAQ Marketplace Rules, that each member was and is able to read and understand fundamental financial statements and that each of Messrs. Kraemer and Reimers and Dr. Aggarwal qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.fbr.com under “Corporate Governance.” Any future changes in the charter of the Audit Committee will also be reflected on this website.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We have also recommended, and the Board has approved, the selection of PwC as the independent auditors for the fiscal year ending December 31, 2013.

The report of the Audit Committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted,

Richard A. Kraemer, Chairman
Reena Aggarwal
Arthur J. Reimers

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Amended and Restated Bylaws and Virginia law.

By Order of the Board of Directors,

Gavin A. Beske
Senior Vice President and General Counsel

April 29, 2013

FORM OF 2006 LTIP

FBR ~~CAPITAL MARKETS CORPORATION~~& CO.

2006 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective June ~~3, 2010~~[__], 2013)

FBR ~~Capital Markets Corporation,~~& Co., a corporation existing under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”), as amended and restated effective June ~~3, 2010~~[__], 2013.

1.	PURPOSE OF THE PLAN

1.1.	Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.	“Accounting Firm” shall have the meaning set forth in Section 11.4.

2.2.	“Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Interest Equivalent, or Other Stock-Based Award granted pursuant to the provisions of the Plan.

2.4.	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5.	“Board” shall mean the board of directors of the Company.

2.6.	“Change in Control” shall have the meaning set forth in Section 11.1.

2.7.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.8.	“Committee” shall mean the Compensation Committee of the Board, or, if such committee of the Board has not been appointed, the Board.

2.9.	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10.	“Director” shall mean a non-employee member of the Board.

2.11.	“Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12.	“Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.13.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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2.14.	“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are not listed on a stock exchange, the Fair Market Value of the Shares on any date shall be their fair market value as determined by the Committee using any reasonable method and in good faith. If the Shares are listed on a stock exchange, the Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on such stock exchange (or the exchange selected by the Committee if the Shares are listed on more than one stock exchange), on the date prior to such date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).

2.15.	“Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.16	“Interest Equivalent” shall have the meaning set forth in Section 12.5

2.17.	“Limitations” shall have the meaning set forth in Section 10.5.

2.18.	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19.	“Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

2.20.	“Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21.	“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.22.	“Payee” shall have the meaning set forth in Section 13.1.

2.23.	“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

2.24.	“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25.	“Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.26.	“Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.27.	“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28.	“Purchase/Placement Agreement” shall mean that certain agreement by and between the Company and Friedman, Billings, Ramsey & Co., Inc., as initial purchaser/placement agent, dated July 14, 2006.

2.29.	“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30.	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31.	“Restriction Period” shall have the meaning set forth in Section 7.1.

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2.32.	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.33.	“Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.34.	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.35.	“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36.	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.37.	“Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 5,517,496 Shares shall be authorized for grant under the Plan.

(b)	If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c)	In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(d)	Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(e)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares otherwise authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the last date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

(f)	Grants of Awards as a material inducement to a person becoming an employee of the Company or any Subsidiary, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the Shares authorized for grant under the Plan if the Committee so determines.

(g)	Subject to adjustment as provided in Section 12.2, the aggregate number of Shares that may be issued under the Plan upon the exercise of Options is 5,517,496 shares.

3.2.	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

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4.	ELIGIBILITY AND ADMINISTRATION

4.1.	Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.	Administration. (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b)	The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents or Interest Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d)	The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

5.	OPTIONS

5.1.	Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.	Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3.	Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of a stock exchange on which the Shares are listed, without shareholder approval.

Notwithstanding any other provision of the Plan to the contrary, upon approval of the inclusion of this paragraph in the Plan by the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only Option exchange program for employee Option holders (other than the named executive officers of the Company identified in the Company’s definitive proxy statement for the 2010 annual meeting of shareholders), pursuant to which certain outstanding Options granted at an exercise price of $15.00 per Share in August 2006 could, at the election of the person holding such Options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price per Share (but not less than 100% of the Fair Market Value per Share on the date of grant of such new Option), provided that such one-time-only option exchange program is commenced prior to June 3, 20113.

5.4.	Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability as provided in Section 12.4(a).

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5.5.	Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including by certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

5.6.	Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.	STOCK APPRECIATION RIGHTS

6.1.	Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)	Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other lesser amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)	Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)	Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d)	Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised; provided, however, that if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies,.

(e)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(f)

The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(f), but subject to Section 12.2 and Section 12.4(a), a Freestanding Stock Appreciation Right shall not have a term of greater than ten years. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with

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respect to death or disability of a Participant, Freestanding Stock Appreciation Rights will not be exercisable before the expiration of one year from the date the right is granted. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant, without shareholder approval.

(g)	The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AWARDS

7.1.	Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock

7.2.	Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3.	Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4.	Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to any Substitute Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Section 9. Subject to the foregoing three-year or one-year minimum vesting requirement, as applicable, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based compensation exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.	OTHER STOCK–BASED AWARDS

8.1.	Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or securities convertible into Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid in Shares, cash or a combination, as determined by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient. Other Stock-Based Awards may be immediately vested, immediately transferable or both immediately vested and transferable. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Section 9, or grants of Other Stock-Based Awards on a deferred basis. In addition, the Committee may award unrestricted Shares to Participants in lieu of certain cash payments awarded under other compensation plans or programs of the Company.

8.2.	Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

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9.	PERFORMANCE AWARDS

9.1.	Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.	CODE SECTION 162(m) PROVISIONS

10.1.	Performance Criteria. If any Award is intended to satisfy the performance-based compensation exception under Code Section 162(m), then the lapsing of restrictions on such an Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, may be ~~subject to the achievement of one or more objective performance goals established by the Committee, which shall be~~ based ~~on~~upon the attainment of specified levels of one or any combination of the following~~: revenues,~~, and may be expressed in absolute amounts, on a per Share basis, relative to one or more other performance measures, or as a growth rate or change from preceding periods: revenue ~~growth; asset growth~~; product revenue; return on revenue; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); net earnings; shareholders’ equity or return on shareholders’ equity; assets, tangible assets; return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital or return on employed capital); book value; tangible book value; combined net worth~~;~~, debt to equity ratio; debt to capitalization ratio; ~~earnings before interest, taxes, depreciation and amortization~~economic value added models or equivalent metrics; operating income~~; operating cash flow;~~ (before or after taxes); pre—or after-tax ~~net income~~ income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow ~~or~~ (before or after dividends), free cash flow~~;~~, operating cash flow, or cash flow ~~or free cash flow per share; net earnings; earnings per share; return on equity;~~ return on investment; return on ~~total capital; return on capital employed; return on assets; return on revenue; economic value added (or an equivalent metric); share~~equity; stock price, stock price performance~~;~~ or total shareholder return; market share; debt reduction; improvement in or attainment of expense levels; improvement in or attainment of working capital levels ~~of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.~~; or regulatory achievements. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any such Award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the Award are satisfied. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.2.	Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Stock, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

10.3.	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4.

Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted Options or Stock Appreciation Rights during any calendar year with respect to more than 250,000 Shares. Subject to adjustment as provided in Section 12.2, no Participant may be granted in any calendar year Restricted Stock, Performance Awards and/or Other

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Stock-Based Awards that are intended to satisfy the performance-based compensation exception under Code Section 162(m) and that are denominated in Shares with respect to more than 187,500 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any calendar year with respect to Performance Awards and/or Other Stock-Based Awards that are intended to satisfy the performance-based compensation exception under Code Section 162(m) and that are valued with reference to property other than Shares is $25,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1.	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)	acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 11.1; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	In no event shall a Change in Control be deemed to have occurred under this Section 11.1 upon an initial public offering or a subsequent public offering of the common stock under the Securities Act.

11.2.

Impact of Change in Control. Unless the Committee determines otherwise in an Award Agreement, upon a Change in Control, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions

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and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.	Assumption Upon Change in Control. Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall not be accelerated as described in Sections 11.2(a), (b) and (d). For the purposes of this Section 11.3, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination without cause or a voluntary termination for good reason of a Participant’s employment in such successor company within a 24-month period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.2(a), (b) and (d) above.

11.4.	Limitations on Benefits.

(a)	Subject to Section 11.4(e), but despite any other provision of this Plan, if it is determined that receipt of benefits or payments under this Plan, taking into account other benefits or payments provided under other plans, agreements or arrangements, would subject a Participant to tax under Code Section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a “Reduced Amount.” If it is determined that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

(b)	If it is determined that the total benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, including a copy of the detailed calculations by the independent accounting firm engaged to audit the Company’s financial statements immediately before the Change in Control (the “Accounting Firm”). All determinations made by the Accounting Firm under this section are binding upon the Company and the Participant.

(c)

It is the intention of the Company and the Participant to reduce the total benefits and payments under this Plan and any other plan, agreement or arrangement only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Code section 4999 at the time of the initial determination by the Company’s accounting firm under this section, however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of a Participant which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of a Participant could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the accounting firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated (if permitted by applicable law) for all purposes as a loan ab initio for which the Participant must repay the Company together with interest at the applicable federal rate under Code section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount

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shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Participant is subject to tax under Code section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the accounting firm must promptly notify the Administrator of the amount of the Underpayment and such amount, together with interest at the applicable federal rate under Code section 7872(f)(2), must be paid to the Participant.

(d)	For purposes of this section, (i) “Net After Tax Receipt” means the Present Value of a payment or benefit under this Plan and all other plans, agreements and arrangements net of all taxes imposed on Participant with respect thereto under Code sections 1 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the Participant’s taxable income for the immediately preceding taxable year; (ii) “Present Value” means the value determined in accordance with Code section 280G(d)(4); and (iii) “Reduced Amount” means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefit under this Plan and all other plans, agreements and arrangements were any other amount less than the sum of all payments or benefit under this Plan and all other plans, agreements and arrangements.

(e)	This section shall not apply to awards made to any Participant if an Award Agreement or other agreement between the Participant and the Company provides that the Company shall indemnify the Participant against any liability that the Participant may incur under Section 4999 of the Code.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.	Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, but without regard to the payment of any cash dividends by the Company in the ordinary course), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the terms of the Plan and Awards shall be adjusted and such adjustments shall be as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.	Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4.	Termination of Employment. Unless the Committee shall determine otherwise at or after the date of grant, the following termination provisions shall apply:

(a)

Death or Disability. Upon a Participant’s termination due to death or disability, as those terms may be defined in the Award Agreement, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall immediately vest and

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become fully exercisable, and remain exercisable for one year, even if one year exceeds the original option term (except for Options that are incentive stock options under Code section 422 and related Tandem Stock Appreciation Rights that shall not be exercisable after the original term), and even if death occurs during a post-termination exercise period; (ii) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of termination and performance to such date), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; (iii) restrictions and deferral limitations on Restricted Stock, Other Stock-Based Awards, and any other Awards shall lapse and the Restricted Stock shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(b)	Retirement. Upon a Participant’s retirement, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-compete, non-solicitation, non-disclosure, and non-disparagement agreements, (i) Options and Stock Appreciation Rights outstanding as of the date of termination and that are not vested shall continue to vest and, once vested, shall remain exercisable for the lesser of three (3) years from vesting date or their original terms; (ii) Options and Stock Appreciation Rights outstanding as of the date of termination and that are vested shall remain exercisable for the lesser of three (3) years from the date of termination or their original terms, (iii) Performance Awards shall continue to vest and shall be payable upon completion of the applicable Performance Period to the extent the associated performance goals are achieved; (iv) Restricted Stock, Other Stock-Based Awards, or any other Awards shall continue to vest, as applicable; and (v) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(c)	Involuntary Termination Without Cause due to a Reduction in Force. Upon a Participant’s involuntary termination without cause due to a reduction in force, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-solicitation, non-disclosure, and non-disparagement agreements, (i) vested Options and Stock Appreciation Rights outstanding as of the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited; (ii) Performance Awards shall be payable at the end of the applicable Performance Period, to the extent the associated performance goals are achieved, pro-rata based on the number of months of the Performance Period that have been completed as of the date of termination divided by the total number of months in the Performance Period; (iii) Restricted Stock, Other Stock-Based Awards or any other Awards subject to a cliff vesting or annual pro rata vesting provision shall vest pro-rata based on the number of months of the vesting period completed as of the date of termination divided by the total number of months in the vesting period, and unvested Restricted Stock, unvested Other Stock-Based Awards or any other unvested Awards shall be forfeited; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(d)	Termination for Cause. Upon a Participant’s termination for cause, as that term may be defined in the Award Agreement, (i) all Options and Stock Appreciation Rights outstanding as of the date of termination, whether vested or not vested, shall be immediately canceled, and (ii) any unvested awards of Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

(e)	Other Termination. Upon a Participant’s termination for any other reason, including voluntary resignation and involuntary termination without cause not due to a reduction in force, as those terms may be defined in the Award Agreement, (i) vested Options and Stock Appreciation Rights outstanding on the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited, and (ii) unvested Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

12.5.	Deferral; Dividend Equivalents and Interest Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any cash-based Award, including deferred Awards or accumulated cash Dividend Equivalents, may be credited with interest (“Interest Equivalents”) on the same basis as provided above.

13.	MISCELLANEOUS

13.1.

Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of

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Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2.	Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.	Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4.	Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

13.5.	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6.	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7.	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8.	Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9.	Construction. All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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13.10.	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11.	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Virginia and construed accordingly.

13.12.	Effective Date of Plan; Termination of Plan. The Plan, as amended and restated herein, shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan, as amended and restated herein, shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan, as amended and restated herein, at any time and from time to time on or prior to April 20, 2019. Awards outstanding on such date shall remain in effect until they have been exercised or terminated, or have expired.

13.13.	Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14.	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13

ANNUAL MEETING OF SHAREHOLDERS OF

FBR & CO.

June 5, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Shareholders are available at www.fbr.com under “Investor Relations.”

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢	20730300300000000000 6	060513

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect seven directors for a term of one year each.					FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Reena Aggarwal ¡ Richard J. Hendrix ¡ Thomas J. Hynes, Jr. ¡ Adam J. Klein ¡ Richard A. Kraemer ¡ Thomas S. Murphy, Jr. ¡ Arthur J. Reimers		2. 3. 4.

To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the proxy statement.

To approve an amendment to our 2006 Long-Term Incentive Plan to expand the performance criteria under which “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be granted.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

					☐ FOR ☐ FOR ☐	☐ AGAINST ☐ AGAINST ☐	☐ ABSTAIN ☐ ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” each of the nominees for director and “FOR” proposals 2, 3 and 4. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

FBR & CO.

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 5, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR & CO. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2013 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Gavin A. Beske, Bradley J. Wright and Ann Marie Pulsch, or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FBR & Co. at the Annual Meeting of Shareholders to be held at the LeMeridien Hotel, 1121 Nineteenth Street North, Arlington, Virginia, on Wednesday, June 5, 2013, at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

FBR & CO.

June 5, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement and Annual Report to Shareholders

are available at www.fbr.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20730300300000000000 6	060513

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect seven directors for a term of one year each.					FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Reena Aggarwal ¡ Richard J. Hendrix ¡ Thomas J. Hynes, Jr. ¡ Adam J. Klein ¡ Richard A. Kraemer ¡ Thomas S. Murphy, Jr. ¡ Arthur J. Reimers		2. 3. 4.

To consider a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the proxy statement.

To approve an amendment to our 2006 Long-Term Incentive Plan to expand the performance criteria under which “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be granted.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

					☐ FOR ☐ FOR ☐	☐ AGAINST ☐ AGAINST ☐	☐ ABSTAIN ☐ ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” each of the nominees for director and “FOR” proposals 2, 3 and 4. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢